CONFORMED COPY








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                                  $175,000,000


                                CREDIT AGREEMENT


                           DATED AS OF APRIL 29, 1999

                                      AMONG



                       JOHNSTOWN AMERICA INDUSTRIES, INC.,


                            THE LENDERS PARTY HERETO,

                            THE CHASE MANHATTAN BANK
         AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND SWINGLINE LENDER,

                                BANKBOSTON, N.A.,
                                       AND
                       THE FIRST NATIONAL BANK OF CHICAGO
                                  AS CO-AGENTS,

                         CHASE MANHATTAN BANK DELAWARE,
                                AS ISSUING BANK,


[GRAPHIC OMITTED]
 CHASE

                                TABLE OF CONTENTS

                                                                           PAGE


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  DEFINED TERMS...........................................       2
SECTION 1.02.  TERMS GENERALLY.........................................      16


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  COMMITMENTS.............................................      17
SECTION 2.02.  LOANS...................................................      17
SECTION 2.03.  BORROWING PROCEDURE.....................................      18
SECTION 2.04.  EVIDENCE OF DEBT; REPAYMENT OF LOANS....................      19
SECTION 2.05.  FEES....................................................      19
SECTION 2.06.  INTEREST ON LOANS.......................................      20
SECTION 2.07.  DEFAULT INTEREST........................................      21
SECTION 2.08.  ALTERNATE RATE OF INTEREST..............................      22
SECTION 2.09.  TERMINATION AND REDUCTION OF COMMITMENTS................      22
SECTION 2.10.  CONVERSION AND CONTINUATION OF  BORROWINGS..............      22
SECTION 2.11.  REPAYMENT OF TERM BORROWINGS............................      23
SECTION 2.12.  OPTIONAL PREPAYMENT.....................................      25
SECTION 2.13.  MANDATORY PREPAYMENTS...................................      25
SECTION 2.14.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES...........      27
SECTION 2.15.  CHANGE IN LEGALITY......................................      28
SECTION 2.16.  INDEMNITY...............................................      29
SECTION 2.17.  PRO RATA TREATMENT......................................      29
SECTION 2.18.  SHARING OF SETOFFS......................................      29
SECTION 2.19.  PAYMENTS................................................      30
SECTION 2.20.  TAXES...................................................      30
SECTION 2.21.  ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES;
                      DUTY TO MITIGATE.................................      32
SECTION 2.22.  SWINGLINE LOANS.........................................      33
SECTION 2.23.  LETTERS OF CREDIT.......................................      34


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  ORGANIZATION; POWERS....................................      38
SECTION 3.02.  AUTHORIZATION...........................................      38
SECTION 3.03.  ENFORCEABILITY..........................................      38
SECTION 3.04.  GOVERNMENTAL APPROVALS..................................      38
SECTION 3.05.  FINANCIAL STATEMENTS....................................      38
SECTION 3.06.  NO MATERIAL ADVERSE CHANGE..............................      39
SECTION 3.07.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES............      39
SECTION 3.08.  SUBSIDIARIES............................................      39

SECTION 3.09.  LITIGATION; COMPLIANCE WITH LAWS........................      39
SECTION 3.10.  AGREEMENTS..............................................      40
SECTION 3.11.  FEDERAL RESERVE REGULATIONS.............................      40
SECTION 3.12.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT    40
SECTION 3.13.  USE OF PROCEEDS.........................................      40
SECTION 3.14.  TAX RETURNS.............................................      40
SECTION 3.15.  NO MATERIAL MISSTATEMENTS...............................      40
SECTION 3.16.  EMPLOYEE BENEFIT PLANS..................................      41
SECTION 3.17.  ENVIRONMENTAL MATTERS...................................      41
SECTION 3.18.  INSURANCE...............................................      42
SECTION 3.19.  SECURITY DOCUMENTS......................................      42
SECTION 3.20.  LOCATION OF REAL PROPERTY AND LEASED PREMISES...........      43
SECTION 3.21.  LABOR MATTERS...........................................      43
SECTION 3.22.  SOLVENCY................................................      43
SECTION 3.23.  EXISTING LETTERS OF CREDIT..............................      43
SECTION 3.24.  SENIOR INDEBTEDNESS.....................................      43
SECTION 3.25.  YEAR 2000...............................................      43


                                   ARTICLE IV

                              CONDITIONS OF LENDING

SECTION 4.01.  ALL CREDIT EVENTS.......................................      44
SECTION 4.02.  FIRST CREDIT EVENT......................................      44


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  EXISTENCE; BUSINESSES AND PROPERTIES....................      48
SECTION 5.02.  INSURANCE...............................................      48
SECTION 5.03.  OBLIGATIONS AND TAXES...................................      49
SECTION 5.04.  FINANCIAL STATEMENTS, REPORTS, ETC......................      50
SECTION 5.05.  LITIGATION AND OTHER NOTICES............................      51
SECTION 5.06.  EMPLOYEE BENEFITS.......................................      51
SECTION 5.07.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS     51
SECTION 5.08.  USE OF PROCEEDS.........................................      51
SECTION 5.09.  COMPLIANCE WITH ENVIRONMENTAL LAWS......................      51
SECTION 5.10.  PREPARATION OF ENVIRONMENTAL REPORTS....................      51
SECTION 5.11.  FURTHER ASSURANCES......................................      52
SECTION 5.12.  MORTGAGED PROPERTY CASUALTY AND CONDEMNATION............      52
SECTION 5.13.  COMPLIANCE WITH LAWS....................................      55
SECTION 5.14.  INFORMATION REGARDING COLLATERAL........................      56
SECTION 5.15.  DELIVERY OF POST-CLOSING LEASEHOLD MORTGAGE.............      56
SECTION 5.16.  DELIVERY OF POST-CLOSING CERTIFICATES OF OCCUPANCY......      56
SECTION 5.17.  DELIVERY OF POST-CLOSING INTELLECTUAL PROPERTY SCHEDULES TO
                      THE SECURITY AGREEMENT..........................       57


                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  INDEBTEDNESS............................................      57

SECTION 6.02.  LIENS...................................................      58
SECTION 6.03.  SALE AND LEASE-BACK TRANSACTIONS........................      59
SECTION 6.04.  INVESTMENTS, LOANS AND ADVANCES.........................      59
SECTION 6.05.  MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS     60
SECTION 6.06.  DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF
                      SUBSIDIARIES TO PAY DIVIDENDS....................      61
SECTION 6.07.  TRANSACTIONS WITH AFFILIATES............................      62
SECTION 6.08.  OTHER INDEBTEDNESS AND AGREEMENTS.......................      62
SECTION 6.09.  CAPITAL EXPENDITURES....................................      62
SECTION 6.10.  TOTAL DEBT RATIO........................................      63
SECTION 6.11.  INTEREST COVERAGE RATIO.................................      63
SECTION 6.12.  NET WORTH...............................................      63
SECTION 6.13.  BANK ACCOUNTS...........................................      63
SECTION 6.14.  BUSINESS OF BORROWER AND SUBSIDIARIES...................      63
SECTION 6.15.  FISCAL YEAR.............................................      63


                                   ARTICLE VII

                                EVENTS OF DEFAULT


                                  ARTICLE VIII

                      THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  NOTICES.................................................      67
SECTION 9.02.  SURVIVAL OF AGREEMENT...................................      67
SECTION 9.03.  BINDING EFFECT..........................................      68
SECTION 9.04.  SUCCESSORS AND ASSIGNS..................................      68
SECTION 9.05.  EXPENSES; INDEMNITY.....................................      70
SECTION 9.06.  RIGHT OF SETOFF.........................................      71
SECTION 9.07.  APPLICABLE LAW..........................................      71
SECTION 9.08.  WAIVERS; AMENDMENT......................................      71
SECTION 9.09.  INTEREST RATE LIMITATION................................      72
SECTION 9.10.  ENTIRE AGREEMENT........................................      72
SECTION 9.11.  WAIVER OF JURY TRIAL....................................      72
SECTION 9.12.  SEVERABILITY............................................      72
SECTION 9.13.  COUNTERPARTS............................................      73
SECTION 9.14.  HEADINGS................................................      73
SECTION 9.15.  JURISDICTION; CONSENT TO SERVICE OF PROCESS.............      73
SECTION 9.16.  CONFIDENTIALITY.........................................      73



Schedule 1.01(a)      Guarantors
Schedule 1.01(b)      Mortgaged Properties
Schedule 2.01         Commitments
Schedule 3.07(a)      Certain Encumbrances
Schedule 3.07(c)      Condemnation Proceedings
Schedule 3.08         Subsidiaries
Schedule 3.09(a)      Litigation

Schedule 3.09(b)      Compliance with Laws
Schedule 3.17         Environmental Matters
Schedule 3.18         Insurance
Schedule 3.19(d)      Mortgage Filing Offices
Schedule 3.20(a)      Owned Real Property
Schedule 3.20(b)      Leased Real Property
Schedule 3.23         Existing Letters of Credit
Schedule 4.02(a)      Local Counsel
Schedule 6.01(a)      Indebtedness
Schedule 6.02(a)      Liens
Schedule 6.04(a)      Investments

Exhibit A      Form of Administrative Questionnaire
Exhibit B      Form of Assignment and Acceptance
Exhibit C      Form of Borrowing Request
Exhibit D      Form of Bostrom Pledge and Security Agreement
Exhibit E      Form of Guarantee Agreement
Exhibit F      Form of Indemnity, Subrogation and
                 Contribution Agreement
Exhibit G-1    Form of Mortgage
Exhibit G-2    Form of Leasehold Mortgage
Exhibit H      Form of Pledge Agreement
Exhibit I      Form of Security Agreement
Exhibit J-1    Form of Opinion of Winston & Strawn, Counsel
                 for the Borrower and the Subsidiaries
Exhibit J-2    Form of Opinion of Local Counsel

                                 CREDIT  AGREEMENT  dated as of April  29,  1999
                          (this "Agreement"), among JOHNSTOWN AMERICA INDUSTRIES, INC., a Delaware corporation (the "BORROWER"), the Lenders (as defined in Article I), THE CHASE MANHATTAN BANK, a New York banking corporation, as swingline lender (in such capacity, the "SWINGLINE LENDER"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders, BANKBOSTON, N.A. and THE FIRST NATIONAL BANK OF CHICAGO, as co-agents (in such capacity, the "CO-AGENTS"), and CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as Issuing Bank (as defined in Article I).


        Pursuant to an Asset Purchase Agreement dated as of March 22, 1999 (the "ACQUISITION AGREEMENT"), among the Borrower, Imperial Group Acquisition, L.P., a Delaware limited partnership and a wholly owned Subsidiary (such term and each other capitalized term used but not defined herein having the meaning assigned to it in Article I) of the Borrower ("Sub"), Imperial Group, Inc., a Tennessee corporation ("IMPERIAL"), Fleet Design, Inc., a Tennessee corporation and a wholly owned subsidiary of Imperial ("FLEET"), Imperial Fabricating Company of Tennessee, Inc., a Tennessee corporation and a wholly owned subsidiary of Imperial ("IFC" and, together with Fleet, the "SELLERS"), and the shareholders of Imperial, Sub will acquire substantially all the assets and assume the related liabilities of the Sellers (the "ACQUISITION"), for aggregate consideration of $58,500,000, subject to adjustment as set forth in the Acquisition Agreement (the "ACQUISITION CONSIDERATION").

        The Borrower has  requested  the Lenders to extend credit in the form of
(a) Tranche A Term Loans on the Closing Date, in an aggregate principal amount not in excess of $50,000,000, (b) Tranche B Term Loans on the Closing Date, in an aggregate principal amount not in excess of $50,000,000, and (c) Revolving Loans at any time and from time to time after the Closing Date and prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $75,000,000 less the sum of (i) the aggregate principal amount of the Swingline Loans outstanding at such time and (ii) the L/C Exposure at such time. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $35,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries.

        The proceeds of the Term Loans are to be used solely (a) on the Closing Date (i) to pay the Acquisition Consideration, (ii) to refinance the principal of, and to pay all interest and other amounts payable in respect of, the outstanding loans under the Existing Loan Agreement, and (iii) to pay related fees and expenses and (b) on and after the Closing Date in the ordinary course of the Borrower's business. The proceeds of the Revolving Loans are to be used solely for general corporate purposes in the ordinary course of the Borrower's business, including Permitted Acquisitions.

        The Lenders and the Swingline Lender are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein.

        Accordingly, the parties hereto agree as follows:


                                    ARTICLEI
                                  Definitions

        SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

        "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

        "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

        "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

        "ABR SPREAD" shall mean (a) with respect to Tranche A Term Loans and Revolving Loans, 1.25%, subject to adjustment in accordance with Section 2.06(c), and (b) with respect to Tranche B Term Loans, 1.75%.

        "ABR TERM BORROWING" shall mean a Borrowing comprised of ABR Term Loans.

        "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

        "ACCOUNT" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

        "ACQUISITION" shall have the meaning assigned to such term in the preliminary statement.

        "ACQUISITION AGREEMENT" shall have the meaning assigned to such term in the preliminary statement.

        "ACQUISITION CONSIDERATION" shall have the meaning assigned to such term in the preliminary statement.

        "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

        "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

        "ADMINISTRATIVE    QUESTIONNAIRE"    shall   mean   an    Administrative
Questionnaire in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent.

        "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

        "AGREEMENT" shall have the meaning assigned to such term in the preliminary statement.

        "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

        "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "APPROVED FUND" shall mean, with respect to any Lender that is a fund or a trust that invests in commercial loans, any other fund or trust that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

        "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by any Loan Party or any of the Subsidiaries to any person other than any Loan Party of (a) any capital stock of any of the Subsidiaries or (b) any other assets of the Borrower or any of the Subsidiaries (other than inventory, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business) of any Loan Party or any of the Subsidiaries, PROVIDED that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $100,000 shall not be deemed an "Asset Sale" for purposes of this Agreement.

        "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

        "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

        "BOND DOCUMENTS" shall mean (a) the Bostrom Bond Documents, (b) any loan agreement (as may be amended, modified or supplemented from time to time) entered into, prior to or after the Closing Date, by a state or local government authority and the Borrower or any Guarantor relating to industrial development or tax-free bonds (the "BONDS") to be issued by such state or local government authority, (c) any trust indenture (as may be amended, modified or supplemented from time to time) entered into, prior to or after the Closing Date, by a state or local government authority and a trustee with respect to the Bonds and (d) the other documents entered into in connection with the documents described in clauses (b) and (c) above.

        "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

        "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

        "BOSTROM" shall mean Bostrom Seating, Inc., a Delaware corporation.

        "BOSTROM BOND DOCUMENTS" shall mean the loan document, indenture and the other documents executed in connection with the issuance of the Bostrom Bonds (as each as may be amended, modified or supplemented from time to time).

        "BOSTROM BONDS" shall mean the Variable/Fixed Rate Industrial Development Revenue Bonds (Bostrom Seating, Inc. Project) Series 1999 issued by The Industrial Development Board of the City of Piedmont in an aggregate principal amount of $3,100,000, pursuant to the Trust Indenture dated as of March 1, 1999 between Bostrom and NBD Bank, as trustee.

        "BOSTROM PLEDGE AND SECURITY AGREEMENT" shall mean the Bostrom Pledge and Security Agreement, substantially in the form of Exhibit D, among the Borrower, Bostrom, the custodian identified therein and the Collateral Agent for the benefit of the Secured Parties.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP for any period of determination.

        "CASUALTY" shall have the meaning assigned to such term in Section 5.12(a).

        A "CHANGE IN CONTROL" shall be deemed to have occurred if:

               (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of the Borrower;

               (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the stockholders of the Borrower was approved by a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

               (c) any change in control with respect to the Borrower (or similar event, howsoever denominated) shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which the Borrower or any Subsidiary is a party.

        "CLOSING DATE" shall mean the date of the first Credit Event.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

        "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

        "COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.05(a).

        "COMMITMENT FEE PERCENTAGE" shall mean 0.50%; PROVIDED, HOWEVER, that at any time that the ABR Spread and the LIBOR Spread are determined by reference to the grid contained in Section 2.06(c), the Commitment Fee Percentage shall equal the applicable percentage set forth below the caption "Commitment Fee Percentage" on such grid at such time.

        "CONDEMNATION" shall have the meaning assigned to such term in Section 5.12(b).

        "CONDEMNATION  PROCEEDS" shall have the meaning assigned to such term in
Section 5.12(b).

        "CONFIDENTIAL   INFORMATION  MEMORANDUM"  shall  mean  the  Confidential
Information Memorandum of the Borrower dated March 1999.

        "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and its Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period, and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by the Borrower and its Subsidiaries to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person; PROVIDED, HOWEVER, that Consolidated Capital Expenditures shall not include (i) expenditures made to consummate the Acquisition or any Permitted Acquisition, (ii) investments in JAIX Leasing permitted pursuant to Section 6.04(d) or (iii) investments in Guarantors. Notwithstanding the foregoing, for purposes of determining compliance with Section 6.11, "Consolidated Capital Expenditures" of the Borrower and its consolidated Subsidiaries shall be determined on a pro forma basis (a) for each of the four fiscal quarter periods ending September 30, 1999, December 31, 1999, and March 31, 2000, giving effect to the Transactions as if they occurred on the first day of such period, and (b) for each period of four consecutive fiscal quarters during which a Permitted Acquisition shall have occurred, giving effect to such Permitted Acquisition as if it occurred on the first day of the relevant period, and such computations shall be set forth on a certificate as described in Section 5.04(c).

        "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period, PLUS, to the extent deducted in computing such Consolidated Net Income, the sum of, without duplication, (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense and (d) any non-cash charges or non-cash losses, MINUS, to the extent added in computing such Consolidated Net Income, (i) any interest income and (ii) any non-cash gains, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.10 and 6.11, "Consolidated EBITDA" of the Borrower and its consolidated Subsidiaries shall be determined on a pro forma basis (a) for each of the four fiscal quarter periods ending

September 30, 1999, December 31, 1999, and March 31, 2000, giving effect to the Transactions as if they occurred on the first day of such period, and (b) for each period of four consecutive fiscal quarters during which a Permitted Acquisition shall have occurred, giving effect to such Permitted Acquisition as if it occurred on the first day of the relevant period, and such computations shall be set forth on a certificate as described in Section 5.04(c).

        "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the gross interest expense accrued or paid by the Borrower and the Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined exclusive of deferred financing costs and the amortization thereof and after giving effect to any net payments made or received by the Borrower and the Subsidiaries with respect to Hedging Agreements. Notwithstanding the foregoing, for purposes of determining compliance with Section 6.11, "Consolidated Interest Expense" shall mean (a) for the four fiscal quarter period ending September 30, 1999, Consolidated Interest Expense for the fiscal quarter ending September 30, 1999, divided by .25, (b) for the four fiscal quarter period ending December 31, 1999, Consolidated Interest Expense for the two fiscal quarter period ending December 31, 1999, divided by .50 and (c) for the four fiscal quarter period ending March 31, 2000, Consolidated Interest Expense for the three fiscal quarter period ending March 31, 2000, divided by .75.

        "CONSOLIDATED NET INCOME" shall mean, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income of any person in which any other person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest and the income of JAIX Leasing, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such person or by JAIX Leasing during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that person's assets are acquired by the Borrower or any of the Subsidiaries, (c) any after tax gains or losses attributable to sales of assets out of the ordinary course of business and (d) (to the extent not included in clauses (a) through (c) above) any non-cash extraordinary gains or non-cash extraordinary losses.

        "CONSOLIDATED NET WORTH" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that in determining Consolidated Net Worth, there shall be excluded the effect of (a) any cash or non-cash extraordinary gains or losses relating to the Transactions and accrued on or prior to the Closing Date, and
(b) any non-cash (but not cash) extraordinary gains or losses accrued after the Closing Date.

        "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

        "CREDIT EVENT" shall have the meaning assigned to such term in Section 4.01.

        "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

        "DOLLARS" or "$" shall mean lawful money of the United States of America.

        "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

        "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, and any other media as otherwise defined in any Environmental Law.

        "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, consent decree, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, in each case resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

        "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, statutes, common law, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to human health or the environment, preservation or reclamation of natural resources or the management, Release or threatened Release of any Hazardous Material, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and
Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 ET seq. (collectiveLY "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. ss.ss. 6901 ET seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 ET seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 ET seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 ET seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 ET seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(F) ET seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.sS. 1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 eT SEq., and any similar oR implementing state or local law, and all amendments or regulations promulgated thereunder.

        "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

        "ERISA  EVENT"  shall  mean (a) any  "reportable  event",  as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

        "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

        "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

        "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

        "EURODOLLAR  TERM  BORROWING"  shall  mean  a  Borrowing   comprised  of
Eurodollar Term Loans.

        "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

        "EVENT OF  DEFAULT"  shall  have the  meaning  assigned  to such term in
Article VII.

        "EXCESS CASH FLOW" shall mean, for any fiscal year, the excess of (a) the sum of (i) Consolidated EBITDA and (ii) extraordinary cash income, if any, not included in Consolidated EBITDA, over (b) the sum of (i) provisions for taxes based on income, (ii) cash interest paid during such fiscal year, (iii) cash Consolidated Capital Expenditures made in accordance with Section 6.09 during such fiscal year, (iv) scheduled and, in the case of purchase money Indebtedness only, mandatory principal repayments of Indebtedness made during such fiscal year, (v) mandatory prepayments of the principal of Loans during such period, but only to the extent that such prepayments cannot by their terms be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Loans, (vi) extraordinary cash expenses paid, if any, not included in Consolidated EBITDA, (vii) payments made by the Borrower pursuant to the JAIX Tax Sharing Agreement and (viii) cash consideration paid for Permitted Acquisitions during such fiscal year except to the extent financed with the proceeds of Indebtedness or the issuance of securities.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "EXISTING  LETTER OF CREDIT"  shall mean each Letter of Credit listed on
Schedule 3.23.

        "EXISTING LOAN AGREEMENT" shall mean the Credit Agreement dated as of August 23, 1995, as amended, among the Borrower, the lenders named therein, The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent, swingline lender, collateral Agent and as an issuing bank, Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), as an issuing bank, and BankBoston, N.A. (formerly known as The First National Bank of Boston) and The First National Bank of Chicago, as co-agents.

        "FEE LETTER" shall mean the Fee Letter dated March 22, 1999, among the Borrower, The Chase Manhattan Bank and Chase Securities Inc.

        "FEES" shall mean the Commitment Fees, the Administrative Agent's Fees, the LC Participation Fees and the Issuing Bank Fees.

        "FINANCIAL  OFFICER" of any  corporation  shall mean the chief financial
officer,   principal  accounting  officer,   Treasurer  or  Controller  of  such
corporation.

        "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

        "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

        "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including the National Association of Insurance Commissioners).

        "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

        "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement, substantially in the form of Exhibit E, made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

        "GUARANTORS" shall mean each person listed on Schedule 1.01(a), each person who executes a Guarantee Agreement pursuant to Section 5.11 and the permitted successors and assigns of each such person.

        "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.

        "HEDGING AGREEMENT" shall mean any ordinary course interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity protection agreement or similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates, foreign currency exchange rates or commodity prices and not for speculation.

        "IMPERIAL" shall have the meaning assigned to such term in the preliminary statement.

        "IMPERIAL EARN-OUT OBLIGATION" shall mean the obligations of the Borrower and Sub pursuant to Section 3.04(a) of the Acquisition Agreement.

        "INACTIVE SUBSIDIARY" shall mean any Subsidiary of the Borrower that has assets with a total book value not in excess of $10,000.

        "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits with such person or advances to such person of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Hedging Agreements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

        "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Borrower, the Guarantors and the Collateral Agent.

        "INSURANCE  PROCEEDS"  shall have the  meaning  assigned to such term in
Section 5.12(a).

        "INTERCOMPANY INDEBTEDNESS" shall mean any Indebtedness of the Borrower or any Subsidiary that is owing to any Loan Party.

        "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

        "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, and (ii) the Revolving Credit Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

        "ISSUING BANK" shall mean, as the context may require, (a) Chase Manhattan Bank Delaware, with respect to Letters of Credit issued by it, (b) The Chase Manhattan Bank, with respect to Letters of Credit issued by it, (c) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or (k), with respect to Letters of Credit issued by such Lender, or (d) collectively, all the foregoing.

        "ISSUING  BANK FEES"  shall have the  meaning  assigned  to such term in
Section 2.05(c).

        "JAIX LEASING" shall mean JAIX Leasing Company, a Delaware corporation.

        "JAIX LOAN AGREEMENT" shall mean the Credit Agreement dated as of June 14, 1996, among JAIX Leasing and NationsBanc Leasing Corporation of North Carolina, as the same may be amended from time to time in accordance with the terms thereof and hereof.

        "JAIX TAX SHARING AGREEMENT" shall mean the Tax Sharing Agreement dated as of May 12, 1995, between JAIX Leasing and the Borrower, as the same may be amended from time to time in accordance with the terms thereof and hereof.

        "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

        "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

        "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

        "L/C  PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

        "LENDERS" shall mean, at any date of determination, (a) the financial institutions listed on Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

        "LETTER OF CREDIT"  shall mean any letter of credit  issued  pursuant to
Section 2.23.

        "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits approximately equal to the principal amount of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

        "LIBOR SPREAD" shall mean (a) with respect to Tranche A Term Loans and Revolving Loans, 2.25%, subject to adjustment in accordance with Section 2.06(c), and (b) with respect to Tranche B Term Loans, 2.75%.

        "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

        "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement and any promissory note issued pursuant to Section 2.04(e).

        "LOAN PARTIES" shall mean the Borrower and the Guarantors.

        "LOANS" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

        "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

        "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations, properties or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

        "MORTGAGED   PROPERTIES"  shall  mean  the  owned  real  properties  and leasehold and subleasehold interests of the Loan Parties specified on Schedule 1.01(b).

        "MORTGAGES" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(k) or pursuant to
Section 5.11, each substantially in the form of Exhibit G-1 or Exhibit G-2, as applicable.

        "MULTIEMPLOYER  PLAN"  shall  mean a  multiemployer  plan as  defined in
Section 4001(a)(3) of ERISA.

        "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and
(iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (PROVIDED that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (b) with respect to any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

        "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

        "PERMITTED ACQUISITIONS" shall have the meaning assigned to such term in
Section 6.05(a)(v).

        "PERMITTED HOLDERS" shall mean members, as of the Closing Date, of executive management of the Borrower and their respective Affiliates.

        "PERFECTION   CERTIFICATE"   shall  mean  the   Perfection   Certificate
substantially in the form of Annex 2 to the Security Agreement.

        "PERMITTED INVESTMENTS" shall mean:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, or repurchase obligations in respect of any thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services or from Moody's Investors Service;
               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or the domestic office of any Lender, which commercial bank or Lender has a combined capital and surplus and undivided profits of not less than $250,000,000 and is rated (or the senior debt securities of the holding company of such commercial bank or Lender are rated) A or better by Standard & Poor's Ratings Services or A2 or better by Moody's Investors Service; and

               (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

        "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

        "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "PLEDGE AGREEMENT" shall mean the Pledge Agreement, substantially in the form of Exhibit H, between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

        "PREPAYMENT  ACCOUNT"  shall have the  meaning  assigned to such term in
Section 2.13(h).

        "PRO RATA PERCENTAGE" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

        "REGISTER" shall have the meaning assigned to such term in Section 9.04(d).

        "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

        "REMEDIAL ACTION" means (i) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (ii) all other actions required by any Governmental Authority or voluntarily undertaken to: (x) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger, or threaten to endanger, public health, welfare or the environment; or (z) perform studies and investigations in connection with, or as a precondition to, clause
(x) or (y) above.

        "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure, unused Revolving Credit Commitments and unused Term Loan Commitments representing at least a majority of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure, unused Revolving Credit Commitments and unused Term Loan Commitments at such time.

        "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

        "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

        "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

        "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, PLUS the aggregate amount at such time of such Lender's L/C Exposure, PLUS the aggregate amount at such time of such Lender's Swingline Exposure.

        "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit Commitment.

        "REVOLVING CREDIT MATURITY DATE" shall mean April 29, 2004.

        "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

        "SECURED PARTIES" shall have the meaning assigned to such term in the Security Agreement.

        "SECURITY AGREEMENT" shall mean the Security Agreement, substantially in the form of Exhibit I, between the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

        "SECURITY DOCUMENTS" shall mean the Mortgages, the Security Agreement, the Pledge Agreement, the Bostrom Pledge and Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

        "SELLERS"  shall  have  the  meaning   assigned  to  such  term  in  the
preliminary statement.

        "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D or any successor regulation or law. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "SUB" shall have the meaning assigned to such term in the preliminary statement.

        "SUBORDINATED DEBT DOCUMENTS" shall mean the indentures under which the Subordinated Notes were issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any Guarantee or other right in respect thereof.

        "SUBORDINATED NOTES" shall mean the 11-3/4% Senior Subordinated Notes due 2005 of the Borrower issued on August 23, 1995, in an aggregate principal amount of $100,000,000, and issued on August 12, 1997, in an aggregate principal amount of $80,000,000.

        "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "SUBSIDIARY" shall mean any subsidiary of the Borrower.

        "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

        "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

        "SWINGLINE LOAN" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

        "TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

        "TERM LOAN COMMITMENTS" shall mean the Tranche A Commitments and the Tranche B Commitments.

        "TERM LOAN REPAYMENT DATES" shall mean the Tranche A Term Loan Repayment Dates and the Tranche B Term Loan Repayment Dates.

        "TERM LOANS" shall mean Tranche A Term Loans and Tranche B Term Loans.

        "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

        "TOTAL DEBT" shall mean, at any time, all Indebtedness, other than (a) Indebtedness of the type referred to in clause (i) of the definition of the term "Indebtedness", (b) Indebtedness in respect of any Letter of Credit, except to the extent of any unreimbursed drawings thereunder, (c) Guarantees with respect to surety bonds incurred in the ordinary course of business and (d) Indebtedness of the type referred to in clause (f) or (g) or in the final sentence of the definition of the term "Indebtedness", to the extent that the Indebtedness of the other person referred to in such clause (f) or (g) or the partnership referred to in such final sentence is Indebtedness of the type referred to in the preceding clause (a), (b) or (c).

        "TOTAL DEBT RATIO" shall mean the ratio of (i) Total Debt as of any date of determination to (ii) Consolidated EBITDA for the four fiscal quarter period ending on such date of determination.

        "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

        "TRANCHE A COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche A Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

        "TRANCHE A LENDERS" shall mean Lenders having outstanding Tranche A Term Loans.

        "TRANCHE A MATURITY DATE" shall mean April 29, 2004.

        "TRANCHE A TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans.

        "TRANCHE A TERM LOAN REPAYMENT DATE" shall have the meaning set forth in
Section 2.11(a)(i).

        "TRANCHE A TERM LOANS" shall mean the terms loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Tranche A Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

        "TRANCHE B COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth in
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

        "TRANCHE B LENDERS" shall mean Lenders having outstanding Tranche B Term Loans.

        "TRANCHE B MATURITY DATE" shall mean April 29, 2005.

        "TRANCHE B TERM BORROWING" shall mean a Borrowing comprised of Tranche B Term Loans.

        "TRANCHE B TERM LOAN REPAYMENT DATE" shall have the meaning set forth in
Section 2.11(a)(ii).

        "TRANCHE B TERM LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Tranche B Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

        "TRANSACTIONS" shall have the meaning assigned to such term in Section 3.02.

        "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

        "VOTING STOCK" of a corporation shall mean all classes of capital stock of such corporation then-outstanding and normally entitled to vote in the election of directors.

        "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

        "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.02. Terms Generally . The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(a). Notwithstanding the foregoing, other than for purposes of the financial statements referred to in Sections 5.04(a) and (b) and except as expressly set forth in clause (a) of the definition of Consolidated Net Income and in clause (b) of the definition of Consolidated Capital Expenditures, in all computations of Capital Expenditures, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Worth, Total Debt and all other "consolidated" amounts, the assets, charges, expenses, income, indebtedness, liabilities, losses, obligations, net worth, and all other relevant amounts concerning JAIX Leasing shall not be consolidated, but shall instead be excluded.


                                   ARTICLE II
                                  The Credits

        SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Tranche A Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Commitment, and (c) to make Revolving Loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

        SECTION 2.02. Loans . (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Tranche A Commitments, Tranche B Commitments or Revolving Credit Commitments, as the case may be; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

        (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED, HOWEVER, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

        (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon)., New York City time, and the Administrative Agent shall by 1:00 p.m., New York City time, credit the amounts so received to an account with the Administrative Agent designated by the Borrower in the applicable Borrowing Request, which account must be in the name of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

        (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally and not jointly agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until (but not including) the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

        (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, the Tranche A Maturity Date or the Tranche B Maturity Date, respectively.

        (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 3:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 1:00 p.m., New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure by the amount of such payment), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally and not jointly agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06, and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

        SECTION2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (or make such request telephonically, promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; PROVIDED, HOWEVER, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements therefor set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

        SECTION 2.04. Evidence of Debt; Repaymentof Loans . (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of each Term Loan as provided in Section 2.11, (ii) the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date and (iii) the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date.

        (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

        (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

        (d) The entries made in the accounts  maintained  pursuant to paragraphs
(b) and (c) above shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

        (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

        SECTION 2.05. Fees . (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") equal to the Commitment Fee Percentage per annum in effect from time to time on the average daily unused amount (treating L/C Exposure as usage of the Revolving Credit Commitments) of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof or ending with the date on which any of such Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which such Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.17 as a result of outstanding Swingline Loans.

        (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

        (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the LIBOR Spread from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit the fronting fees set forth in the Fee Letter plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, the Issuing Bank's customary documentary and processing charges (collectively, the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

        (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. All Fees shall be billed to the Borrower in advance of the due dates thereof and, once paid, none of the Fees shall be refundable under any circumstances except for manifest error in the calculation thereof.

        SECTION  2.06.  Interest  on Loans . (a)  Subject to the  provisions  of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Spread in effect at such time with respect to such Loans.

        (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Spread in effect at such time with respect to such Loans.

        (c) So long as no Event of Default shall have occurred and be continuing, on each occasion that, as of the last day of any fiscal quarter ending on or after June 30, 1999, the Total Debt Ratio shall fall within one of the Categories set forth in the table below, the ABR Spread and the LIBOR Spread in respect of Tranche A Term Loans and Revolving Loans and the Commitment Fee Percentage shall be automatically changed, if necessary, to reflect the percentages indicated for such Category on the table below, with any such change to be effective on and after the date of delivery to the Administrative Agent of the financial statements and certificate described in Section 5.04(a) or (b), as applicable, and Section 5.04(c), respectively, relating to such fiscal quarter.


===================================== ------------------ ---------------- =================
CATEGORY                                 ABR SPREAD           LIBOR        COMMITMENT FEE
                                                             SPREAD          PERCENTAGE
===================================== ------------------ ---------------- =================
CATEGORY 1                                  1.50%             2.50%            0.50%
Equal to or greater than 3:00 to
1:00
===================================== ------------------ ---------------- =================
CATEGORY 2                                  1.25%             2.25%            0.50%
Equal to or greater than 2.50 to
1.00 but less than 3.00 to 1.00
===================================== ------------------ ---------------- =================
CATEGORY 3                                  1.00%             2.00%            0.50%
Equal to or greater than 2.25 to
1.00 but less than 2.50 to 1.00
===================================== ------------------ ---------------- =================
CATEGORY 4                                  0.75%             1.75%            0.50%
Equal to or greater than 2.00 to
1.00
but less than 2.25 to 1.00
===================================== ================== ================ =================
CATEGORY 5                                  0.50%             1.50%            0.375%
Less than 2.00 to 1.00
===================================== ================== ================ =================

In the event that any condition that gives rise to any change in a Category pursuant to the first sentence of this Section 2.06(c) is no longer satisfied as of the end of any subsequent fiscal quarter, on and after the date of delivery to the Administrative Agent of the certificate described in Section 5.04(c) relating to such subsequent fiscal quarter, the ABR Spread, the LIBOR Spread and the Commitment Fee Percentage shall be automatically changed to reflect the Category indicated by such certificate. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate described in Section 5.04(c) with respect to a fiscal quarter in accordance with the provisions thereof, or at any time that an Event of Default shall have occurred and shall be continuing, the ABR Spread, the LIBOR Spread and the Commitment Fee Percentage shall be determined by reference to the definition of such terms, without any adjustment pursuant to this Section, until such time as the Borrower shall deliver such certificate in accordance with the provisions of Section 5.04(c) or such Event of Default shall be cured or waived.

        (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        SECTION 2.07. Default Interest . If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

        SECTION 2.08. Alternate Rate of Interest . In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent reasonably shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

        SECTION 2.09. Termination and Reduction of Commitments . (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on May 15, 1999, if the initial Credit Event shall not have occurred by such time.

        (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 or, if lesser, the then-outstanding Revolving Credit Commitments and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure at the time.

        (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

        SECTION 2.10. Conversion and Continuation of Borrowings . The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

             (i) each  conversion or  continuation  shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

            (ii) if  less  than  all the  outstanding  principal  amount  of any
               Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

           (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (iv) if any  Eurodollar  Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

             (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

            (vi) any portion of a Eurodollar  Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

           (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and
               (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

           (vii) upon notice to the Borrower from the Administrative Agent on behalf of the Required Lenders after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

        Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

        SECTION 2.11. Repayment of Term Borrowings . (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Tranche A Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "TRANCHE A TERM LOAN REPAYMENT DATE"), a principal amount of the Tranche A Term Loans equal to the amount set forth below for such date (subject to adjustment from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                      DATE                                 AMOUNT

                      September 30, 1999                   2,000,000
                      December 31, 1999                    2,000,000
                      March 31, 2000                       2,000,000
                      June 30, 2000                        2,000,000
                      September 30, 2000                   2,000,000
                      December 31, 2000                    2,000,000
                      March 31, 2001                       2,000,000
                      June 30, 2001                        2,000,000
                      September 30, 2001                   2,500,000
                      December 31, 2001                    2,500,000
                      March 31, 2002                       2,500,000
                      June 30, 2002                        2,500,000
                      September 30, 2002                   2,500,000
                      December 31, 2002                    2,500,000
                      March 31, 2003                       2,500,000
                      June 30, 2003                        2,500,000
                      September 30, 2003                   3,500,000
                      December 31, 2003                    3,500,000
                      March 31, 2004                       3,500,000
                      Tranche A Maturity Date              3,500,000

        (ii) The Borrower shall pay to the Administrative Agent, for the account of the Tranche B Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "TRANCHE B TERM LOAN REPAYMENT DATE"), a principal amount of the Tranche B Term Loans equal to the amount set forth below for such date (subject to adjustment from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                      DATE                                 AMOUNT

                      September 30, 1999                   125,000
                      December 31, 1999                    125,000
                      March 31, 2000                       125,000
                      June 30, 2000                        125,000
                      September 30, 2000                   125,000
                      December 31, 2000                    125,000
                      March 31, 2001                       125,000
                      June 30, 2001                        125,000
                      September 30, 2001                   125,000
                      December 31, 2001                    125,000
                      March 31, 2002                       125,000
                      June 30, 2002                        125,000
                      September 30, 2002                   125,000
                      December 31, 2002                    125,000
                      March 31, 2003                       125,000
                      June 30, 2003                        125,000
                      September 30, 2003                   125,000
                      December 31, 2003                    125,000
                      March 31, 2004                       125,000
                      June 30, 2004                        125,000
                      September 30, 2004                 5,000,000
                      December 31, 2004                  5,000,000
                      March 31, 2005                     5,000,000
                      Tranche B Maturity Date           32,500,000

        (b) In the event and on each occasion that any Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of any Term Loans, the installments of principal due in respect of such Term Loans on each Term Loan Repayment Date shall be reduced pro rata by an
aggregate  amount  equal  to  the  amount  of  such  reduction,   expiration  or
termination.

        (c) To the extent not previously paid, all Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Tranche A Maturity Date and the Tranche B Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

        (d) All  repayments  pursuant to this  Section  2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

        SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or telecopy notice (or telephonic notice promptly confirmed by written or telecopy notice) delivered to the Administrative Agent before 11:00 a.m., New York City time, (i) at least three Business Days prior to the date designated for such prepayment in the case of any prepayment of a Eurodollar Borrowing or (ii) at least one Business Day prior to the date designated for such prepayment in the case of any prepayment of an ABR Borrowing; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

        (b) Optional prepayments of Term Loans shall be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans and, at the option of the Borrower, (i) applied pro rata against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively, or
(ii) FIRST, applied against the scheduled installments of principal, if any, of Tranche A Term Loans and Tranche B Term Loans due on any Term Loan Repayment Date occurring within six months of the date of such prepayment and SECOND, applied pro rata against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively.

        (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments of Eurodollar Borrowings under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

        SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

        (b) Not later than the fifth Business Day following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Sections 2.13(f) and (h); PROVIDED, however, that the Borrower shall not be required to comply with this Section 2.13(b) until such time as the Net Cash Proceeds from all Asset Sales received and not otherwise applied to prepay Term Loans in accordance with this Section 2.13(b) exceeds $2,500,000 (and at such time the Borrower shall so apply all such Net Cash Proceeds and, after each such application, shall not be required to comply with the provisions of this paragraph (b) until such time as such received but unapplied Net Cash Proceeds again exceeds $2,500,000).

        (c) Not later than the earlier of (i) 100 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2000, and (ii) ten days after the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Sections 2.13(f) and (h) in an aggregate principal amount equal to (A) 25% of Excess Cash Flow for the fiscal year then ended if the Total Debt Ratio at the end of such fiscal year was equal to or less than 2:00 to 1:00, (B) 50% of Excess Cash Flow for the fiscal year then ended if the Total Debt Ratio at the end of such fiscal year was greater than 2:00 to 1:00 but equal to or less than 3:00 to 1:00 and (C) 75% of Excess Cash Flow for the fiscal year then ended if the Total Debt Ratio at the end of such fiscal year was greater than 3:00 to 1:00; PROVIDED, HOWEVER, that the amount required to be prepaid pursuant to clause (A), (B) or (C) will be reduced by the amount of any optional prepayments of the principal of Loans made during the fiscal year then ended, but only to the extent that such prepayments cannot by their terms be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Loans.

        (d) In the event that any Loan Party or any subsidiary of any Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for borrowed money of any Loan Party or any subsidiary of any Loan Party (other than Indebtedness for borrowed money permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Sections 2.13(f) and (h).

        (e) In the event that there shall occur any Casualty or Condemnation and, pursuant to Section 5.12, the Insurance Proceeds or Condemnation Proceeds, as the case may be, are required to be used to prepay the Term Loans, then the Borrower shall apply an amount equal to 100% of such Insurance Proceeds or Condemnation Proceeds (in each case, net of taxes and other obligations required to be paid out of such proceeds in accordance with the terms of the agreements governing such obligations and this Agreement and the other Loan Documents), as the case may be, to prepay outstanding Term Loans in accordance with Sections 2.13(f) and (h).

        (f) Mandatory prepayments of outstanding obligations under this Agreement pursuant to paragraphs (b) through (e) above shall, be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans, and at the option of the Borrower, (i) applied pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively, or (ii) FIRST, applied against the scheduled installments of principal, if any, of Tranche A Term Loans and Tranche B Term Loans due on any Term Loan Repayment Date occurring within six months of the date of such prepayment and SECOND, applied pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively.

        (g) The Borrower shall deliver to the Administrative Agent, (i) at the time of each prepayment required under paragraphs (b) through (e) above, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent reasonably practicable, at least three Business Days prior to the time of each prepayment required under this Section 2.13, a notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section
2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

        (h) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans immediately and/or shall be deposited in the Prepayment Account (as defined below) for deferred application to Eurodollar Loans or other Obligations as described below. The Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay Eurodollar Loans on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date, subject to Section 2.16) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "PREPAYMENT ACCOUNT" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(h).  The  Administrative  Agent will,  at the request of the  Borrower,  invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Borrowings to be prepaid; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account in any investments other than overnight Permitted Investments if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to such investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had such investments not been made pursuant to this paragraph (h). Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VIII, the Administrative Agent may, in its sole discretion, apply in accordance with the terms hereof and the other Loan Documents all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank, the Swingline Lender and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

        SECTION 2.14. Reserve Requirements; Change in Circumstances . (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank is organized, has its applicable lending office or has its principal office or by any political subdivision thereof or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement or assessment which is reflected in the Adjusted LIBO Rate or the Alternate Base Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, within 10 days of demand by such Lender or the Issuing Bank, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

        (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive issued, changed or interpreted after the date hereof regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender or the Issuing Bank to be material, then from time to time, within 10 days of demand by such Lender or the Issuing Bank, the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

        (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and setting forth in reasonable detail the basis and computation of the amount claimed, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

        (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital determined in accordance with the terms hereof shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, except that no Lender or the Issuing Bank shall be entitled to compensation under this Section 2.14 for any costs incurred or reduction suffered with respect to any date unless such Lender or the Issuing Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above, not more than six months after the later of (i) such date and (ii) the date on which such Lender or the Issuing Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

        SECTION 2.15. Change in Legality . (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

             (i)  such  Lender  may  declare  that  Eurodollar  Loans  will  not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

            (ii) such Lender may require that all outstanding  Eurodollar  Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

        (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

        SECTION 2.16. Indemnity . The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default in the making of any payment or prepayment of a Eurodollar Loan on the date required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest reasonably likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 and the basis and computation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error.

        SECTION  2.17.  Pro Rata  Treatment.  Except as  provided  below in this
Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and
each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

        SECTION 2.18. Sharing of Setoffs . Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure and participations in Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure then-outstanding as the principal amount of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

        SECTION 2.19. Payments . (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section
2.21(e)) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

        (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

        SECTION 2.20. Taxes. (a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) income taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income or capital of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized, has its principal place of business or has its applicable lending office or any political subdivision thereof or taxing authority therein (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "TAXES"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("OTHER TAXES").

        (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority (it being understood that such indemnification shall not impair any right that the Borrower may have to contest with the relevant Governmental Authority such Taxes or Other Taxes). A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor, accompanied by a copy of any written notice or demand by the relevant Governmental Authority.

        (d) If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.20, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank (or Transferee), shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Issuing Bank (or Transferee) in the event the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is required to repay such refund to such Governmental Authority.

        (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

        (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder, the expiration or cancelation of all Letters of Credit and the reimbursement of all draws thereunder.

        (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of
Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(g) that such Non-U.S. Lender is not legally able to deliver.

        (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; PROVIDED, HOWEVER, that this paragraph (h) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (h)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or
Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

        (i) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

        SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate . (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, except that the Borrower or such assignee shall pay the processing and recordation fee referred to in clause (ii) thereof), all of its interests, rights and obligations under this Agreement to an assignee designated in such notice that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participation in L/C Disbursements and Swingline Loans of such Lender or the Issuing Bank plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder and under the other Loan Documents (including any amounts under Section 2.14 and Section 2.16); PROVIDED FURTHER that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to
Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under
Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

        (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions, as determined by such Lender or Issuing Bank, or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its duties and obligations as Lender or Issuing Bank hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

        SECTION 2.22. Swingline Loans . (a) SWINGLINE COMMITMENT. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $10,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $50,000 and not less than $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

        (b) SWINGLINE LOANS. The Borrower shall notify the Administrative Agent in writing or by telecopy (or by telephone promptly confirmed in writing or by telecopy), not later than 12:00 (noon), New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 2:00 p.m. on the date such Swingline Loan is so requested.

        (c) PREPAYMENT. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephonic notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Administrative Agent before 2:00 p.m., New York City time, on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01, provided that all or any portion of a Swingline Loan borrowed and prepaid on the same date shall be deemed to have been outstanding for one day.

        (d) INTEREST. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

        (e) PARTICIPATIONS. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The
Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

            SECTION 2.23. Letters of Credit. (a) GENERAL. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower or any Subsidiary (other than JAIX Leasing or any subsidiary thereof), at any time and from time to time while the Revolving Credit Commitments remain in effect, PROVIDED that the Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of any Subsidiary. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Any Letter of Credit may, in the absolute discretion of the Issuing Bank and The Chase Manhattan Bank (and shall, at the request of the Borrower) be issued by The Chase Manhattan Bank, and, in the event of any such issuance, all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to any such Letter of Credit, be deemed to refer to The Chase Manhattan Bank in such capacity, as the context shall require.


            (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $35,000,000 and (B) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

            (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed.

            (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Revolving Credit Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Credit Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) REIMBURSEMENT. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 3:00 p.m., New York City time, on the day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 11:00 a.m., New York City time, on any Business Day, the Borrower shall make such payment not later than 11:00 a.m., New York City time, on the immediately following Business Day. In the event that a trustee under the Bond Documents makes a payment to an Issuing Bank directly as reimbursement for an L/C Disbursement, such Issuing Bank shall, promptly upon receipt thereof, notify the Administrative Agent of its receipt thereof and forward, disburse or retain such amount in accordance with the directions of the Administrative Agent.

            (f) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

        (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

         (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

         (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in the performance of its obligations hereunder; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

      (g) DISBURSEMENT PROCEDURES. The following disbursement procedures shall be followed:

               (i) The  Issuing  Bank  shall,  promptly  following  its  receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; PROVIDED, HOWEVER, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement pursuant to
            Section 2.23(e). The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (ii) In the event that under the Bond Documents an Issuing Bank is given the right to approve disbursements from any project fund or construction fund created with respect to the applicable bonds, the Issuing Bank will provide a copy of the disbursement request document to the Administrative Agent, and provide or withhold such consent in accordance with the directions of the Administrative Agent; PROVIDED that the Administrative Agent agrees to exercise the same discretion with respect to a disbursement request that the applicable Issuing Bank is required to exercise under the applicable Bond Documents.

      (h) INTERIM INTEREST. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02 (f), at the rate per annum that would apply to such amount if such amount were an ABR Loan. In the event that any bonds issued under the Bond Documents are pledged under the terms of the applicable Bond Documents to secure payment of unreimbursed L/C Disbursements, interest paid with respect to such bonds shall be credited to the interest due hereunder, and in the event that any Issuing Bank receives such interest payments on any such bond directly from a bond trustee, such Issuing Bank shall immediately notify the Administrative Agent of its receipt thereof and forward, disburse or retain such amount in accordance with the directions of the Administrative Agent.

      (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

      (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made in the sole discretion of the Collateral Agent, such deposits shall not bear interest (it being understood that the Collateral Agent shall have no obligation to invest such amounts in any investments other than overnight Permitted Investments). Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      (k) ADDITIONAL ISSUING BANKS. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

      (l) EXISTING LETTERS OF CREDIT. Each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder, and on the Closing Date each Revolving Credit Lender shall be deemed to have been granted and acquired a participation therein pursuant to paragraph (d) above.


                                   ARTICLE III
                         Representations and Warranties

            The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

            SECTION 3.01. Organization; Powers . Each of the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

            SECTION 3.02. Authorization . The execution, delivery and performance of (a) each of the Loan Documents by each Loan Party, (b) the Acquisition Agreement by the Borrower and Sub, (c) the borrowings hereunder, the issuances of the Letters of Credit, the use of the proceeds of the Loans and the Letters of Credit and the creation of the security interests contemplated by the Loan Documents and (d) the consummation of the Acquisition, the refinancing of the Existing Loan Agreement and the other transactions contemplated by the Acquisition Agreement and the Loan Documents (collectively, the "TRANSACTIONS")
(i) have been duly authorized by all requisite corporate and, if required, stockholder action of the Borrower and each applicable Subsidiary and (ii) will not (x) violate (A) any provision of any law, statute, rule or regulation applicable to the Borrower or any Subsidiary or any of their properties, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority applicable to the Borrower or any Subsidiary or any of their properties or (C) any provision of any indenture, material agreement or other material instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created under the Security Documents or permitted by Section 6.02).

            SECTION 3.03. Enforceability . This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

            SECTION 3.04. Governmental Approvals . No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance of the Loan Documents by the Borrower and each applicable Subsidiary, or the consummation of the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

            SECTION 3.05. Financial Statements.  (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, changes in stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1998, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1999, certified by its Financial Officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of such dates and for such periods (except, in the case of such unaudited financial statements, for normal year-end adjustments). Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof of the kind required to be disclosed on a balance sheet in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            (b) The Borrower has heretofore delivered to the Lenders (i) its unaudited pro forma consolidated balance sheet as of March 31, 1999, prepared giving effect to the Transactions as if they had occurred on such date and (ii) its unaudited pro forma statements of operations for the fiscal year ended December 31, 1998 and the three months ended March 31, 1999, prepared giving effect to the transactions as if they had occurred on January 1, 1998. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of the respective dates thereof, assuming that the Transactions had actually occurred on the applicable date set forth above.

            SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities or material agreements of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1998.

            SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property). All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02, and no material portion of any Mortgaged Property is subject to any lease, license, sublease or other agreement granting to any person any right to use, occupy or enjoy the same, except as set forth on Schedule 3.07(a).

            (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except where the failure to have such possession could not reasonably be expected to result in a Material Adverse Effect.

            (c) Except as set forth on Schedule 3.07(c), as of the Closing Date, neither the Borrower nor any of the Subsidiaries has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

            (d) Neither the Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

            SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

            SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09(a), there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (b) Except as set forth on Schedule 3.09(b), none of the Borrower or any of the Subsidiaries or any of their respective material properties or assets (including the Mortgaged Properties) is in violation of, nor will the continued operation of such material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

            (c) Except as contemplated in Section 5.16 hereof, certificates of occupancy (or other documents expressly provided for under applicable law in lieu thereof) are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

            SECTION 3.10. Agreements . (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (b) Neither the Borrower nor any of the  Subsidiaries  is in default in any  manner  under any  provision  of any  indenture  or other  agreement  or
instrument  evidencing   Indebtedness,   or  any  other  material  agreement  or
instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.11.  Federal Reserve Regulations.    (a)  Neither the
Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

            SECTION 3.12. Investment Company Act; Public Utility Holding Company Act . Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.13. Use of Proceeds . The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

            SECTION 3.14. Tax Returns . Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all material assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

            SECTION 3.15. No Material Misstatements . None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain (in each case, at the time furnished) any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, taken as a whole and in the light of the circumstances under which they were, are or will be (in each case, at the time furnished) made, not misleading; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule at the time prepared.

            SECTION 3.16. Employee Benefit Plans . Each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, and no ERISA Event has occurred or could reasonably be expected to occur, except in each case for any such failures to so comply and ERISA Events that, individually or in the aggregate, could not reasonably be expected to result in a liability of the Borrower and any ERISA Affiliate in excess of $3,000,000. The present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last valuation date applicable thereto prior to the Closing Date, exceed by more than $5,347,044 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last valuation dates applicable thereto prior to the Closing Date, exceed by more than $7,233,951 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.17.  Environmental Matters .  Except as set forth in
Schedule 3.17:

            (a)  The   Borrower   and  the   Subsidiaries   have   obtained  all
Environmental Permits with respect to the facilities and properties owned, leased or operated by the Borrower or any of the Subsidiaries (the "Properties"), and the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all Environmental Permits, except in each case, to the extent that such failure to obtain any Environmental Permits or noncompliance with Environmental Laws could not reasonably be expected to result in a Material Adverse Effect (without taking into account any anticipated recoveries from third party sources);

            (b) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases could reasonably be expected to result in a Material Adverse Effect (without taking into account any anticipated recoveries from third party sources);

            (c) Neither the Borrower nor any of the Subsidiaries has received written notice of an Environmental Claim in connection with (1) the Properties,
(2) the operations of the Borrower or the Subsidiaries or (3) any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect (without taking into account any anticipated recoveries from third party sources), nor, to the best knowledge of the Borrower and the Subsidiaries, is any such Environmental Claim being threatened;

            (d) Hazardous Materials have not been transported, generated, treated, stored or disposed of from, at, on or under any of the Properties in violation of, or in any manner or to a location that could give rise to liability under, any Environmental Law, except to the extent that such violations or liabilities, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (without taking into account any anticipated recoveries from third party sources);

            (e) There are no underground or aboveground storage tanks or Hazardous Materials present at any of the Properties at levels, volumes, locations or for durations of time that, in any such case, would constitute a violation of any Environmental Law, in any such case, except for any noncompliance with Environmental Laws that could not reasonably be expected to have a Material Adverse Effect.

            (f)  There  are no  past or  present  actions,  activities,  events, conditions or circumstances, including the Release, threatened Release, generation, treatment or storage of Hazardous Materials at any location, that could reasonably be expected to give rise to liability of the Borrower or any of the Subsidiaries under any Environmental Law or any contract or agreement, except to the extent that any such liabilities, individually or in the aggregate, could not result in a Material Adverse Effect (without taking into account any anticipated recoveries from third party sources).

            SECTION 3.18. Insurance . Schedule 3.18 sets forth a true, complete and correct summary description of all insurance maintained by or for the Borrower or any Subsidiary (other than JAIX Leasing or any subsidiary thereof) as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums then due have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice, including business interruption insurance.

            SECTION 3.19. Security Documents . (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

            (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement) or Equipment (as defined in the Security Agreement) consisting of railcars), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

            (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof). When the Security Agreement is filed in appropriate form with the Interstate Commerce Commission, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Equipment (as defined in the Security Agreement) consisting of railcars.

            (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

            (e) The Bostrom Pledge and Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Bostrom Bonds and, when any of the Bostrom Bonds are delivered to the Collateral Agent, the Bostrom Pledge and Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Bostrom Bonds, in each case prior and superior in right to any other person.

            SECTION 3.20. Location of Real  Property  and Leased  Premises . (a)
Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries (other than JAIX Leasing or any subsidiary thereof) and the addresses thereof. The Borrower and such Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

            (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries (other than JAIX Leasing or any subsidiary thereof) and the addresses thereof. The Borrower and such Subsidiaries have valid leasehold interests in all the real property set forth on Schedule 3.20(b).

            SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in a material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

            SECTION 3.22. Solvency . Immediately after the consummation of the Transactions and the execution of the Loan Documents, and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Loan Party, at a fair valuation on a going concern basis, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

            SECTION 3.23. Existing Letters of Credit . Schedule 3.23 accurately and completely describes each letter of credit outstanding immediately prior to the Closing Date and issued for the account of the Borrower or any Subsidiary (other than JAIX Leasing or any subsidiary thereof).

            SECTION 3.24. Senior Indebtedness . The Obligations constitute "SENIOR INDEBTEDNESS" under and as defined in the Subordinated Debt Documents.

            SECTION 3.25. Year 2000 . Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and the Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or any Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default or a Material Adverse Effect.


                                   ARTICLE IV
                             Conditions of Lending

            The obligations of the Lenders to make Loans and of the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are subject to the satisfaction of the following conditions:

            SECTION 4.01. All Credit Events . On the date of each Borrowing (other than (i) any Revolving Credit Borrowing made pursuant to Section 2.02(f),
(ii) any continuation or conversion of a Revolving Credit Borrowing  pursuant to
Section 2.10 into a Revolving Credit Borrowing that does not increase the aggregate principal amount of Revolving Loans outstanding and (iii) any continuation or conversion of a Term Loan pursuant to Section 2.10), including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, renewal or extension of a Letter of Credit (each such event being called a "CREDIT EVENT"):

            (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or, in the case of the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the same as required by Section 2.23(b) or, in the case of the
         Borrowing  of  a  Swingline   Loan,   the  Swingline   Lender  and  the
         Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) Each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

            SECTION 4.02.  First Credit Event .  On the Closing Date:






(a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of
         (i) Winston & Strawn, counsel for the Borrower, substantially to the effect set forth in Exhibit J-1, and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit J-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and
         (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f) The Bostrom Pledge and Security Agreement shall have been duly executed by the Borrower, Bostrom, the custodian (as identified therein) and delivered to the Collateral Agent and shall be in full force and effect.

(g) The Pledge Agreement shall have been duly executed by the Borrower and each Guarantor party thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of the Subsidiaries and promissory notes evidencing all intercompany indebtedness owed to any Loan Party shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares or promissory notes, accompanied by instruments of transfer (stock powers or note powers, as applicable), endorsed in blank, with respect to such stock certificates and promissory notes, shall be in the actual possession of the Collateral Agent; PROVIDED that (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the voting stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the capital stock of any of its Foreign Subsidiaries .

(h) The Security Agreement shall have been duly executed by the Borrower and each Guarantor and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to the post-closing conditions set forth in Section 5.17 and any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

(i) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02, have been released or shall be released upon the disbursement of the proceeds of the initial Borrowing.

(j) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

(k) (i) Each of the Security Documents, in form and substance reasonably satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02 and those exceptions to title reasonably acceptable to the Collateral Agent and its counsel and listed in each loan title insurance policy, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on
         Schedule 3.19(d) (or a lender's title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

(l)      The  Guarantee   Agreement  shall  have  been  duly  executed  by  each
         Guarantor, shall have been delivered to the Collateral Agent and shall be in full force and effect.

(m) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by each Loan Party, shall have been delivered to the Collateral Agent and shall be in full force and effect.

(n) All conditions to the Acquisition in the Acquisition Agreement shall have been satisfied (without giving effect to any waiver thereof that is, in the reasonable judgment of the Lenders, adverse to the interests of the Lenders), in all material respects, and the Acquisition shall have been, or shall simultaneously with the first Credit Event be, consummated in accordance with applicable law and, in all material respects, the Acquisition Agreement (without giving effect to any amendment thereof that is, in the reasonable judgment of the Lenders, adverse to the interests of the Lenders).

(o) Substantially contemporaneously with the first Credit Event, the Loan Parties shall have repaid in full the principal of all loans outstanding, interest thereon and other amounts due and payable under the Existing Loan Agreement and under each other agreement related thereto, and the Administrative Agent shall have received duly executed documentation either evidencing or necessary for
         (i) the termination of the Existing Loan Agreement and each other agreement related thereto, (ii) the cancelation of all commitments thereunder and (iii) the termination of all related agreements and guarantees and security interests granted by any Loan Party or any Subsidiary or any other person in connection therewith and the discharge of all obligations or interests thereunder.

(p) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of March 31, 1999, after giving effect to the Acquisition and the consummation of the other Transactions, which shall not be materially inconsistent with the forecasts previously provided to the Lenders.

(q) After giving effect to the Acquisition and the other Transactions, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) the Loans hereunder and (b) the Indebtedness shown on Schedule 6.01(a) or otherwise permitted pursuant to Section 6.01.

(r) The Lenders shall be reasonably satisfied as to the amount and nature of any material environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject, and the plans of the Borrower with respect thereto, after giving effect to the Acquisition and the consummation of the other Transactions.

(s) The aggregate level of fees and expenses to be paid in connection with the Transactions, the financing therefor and the other transactions contemplated hereby shall not exceed $3,000,000.

(t) The Lenders shall have received the Borrower's consolidated balance sheets and related statements of income, changes in stockholders' equity and cash flows and the Seller's combined balance sheets and related statements of income, changes in stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1998, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants for the Borrower, and Bumpus, Hall, Myatt, Thompson & Emery, P.C., independent public accountants for the Sellers, respectively, and
         (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1999, certified by a Financial Officer of the Borrower and the Sellers, respectively, and shall not be materially inconsistent with the forecasts for such periods previously provided to the Lenders.

(u) All requisite Governmental Authorities and third parties shall have approved or consented to the Acquisition and the other Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing material and burdensome conditions on the Acquisition or the other Transactions.

(v) There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, in the reasonable judgment of the Lenders, involve a reasonable possibility of a Material Adverse Effect or which would be materially inconsistent with the assumptions underlying the projections contained in the Confidential Information Memorandum.

(w) The Lenders shall be satisfied that the consummation of the Transactions will not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, (A) any indenture relating to any existing Indebtedness of any Loan Party or any subsidiary of any Loan Party that is not being repaid, repurchased or redeemed in full on or prior to the Closing Date in connection with the Transactions or any other indenture of any Loan Party or any subsidiary of any Loan Party to be in effect after the Closing Date or (B) any other material agreement of any Loan Party or any subsidiary of any Loan Party.

(x)      The  Administrative   Agent  shall  have  received  a  copy  of,  or  a
         certificate as to coverage under,  the insurance  policies  required by
         Section 5.02 and the applicable provisions of the Security Documents.

(y) The Administrative Agent shall have received for each Mortgaged Property one of the following: (A) a written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that each Mortgaged Property complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Mortgaged Property, (B) an opinion from local counsel acceptable to the Administrative Agent to the same effect as covered by clause (A) above or (C) a zoning endorsement satisfactory to the Administrative Agent in connection with the Collateral Agent's mortgagee title insurance policy of such Mortgaged Property.

(z) The Administrative Agent shall have received one or more environmental assessment reports in form, scope and substance reasonably satisfactory to the Lenders, from First Environment, Inc. as to any environmental hazards, liabilities or Remedial Action to which the assets being acquired in the Acquisition may be subject.


                                   ARTICLE V
                             Affirmative Covenants

            The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

            SECTION 5.01. Existence; Businesses and Properties . (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole; maintain and operate such business in substantially the manner in which it is presently conducted and operated, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply in all material respects with all building permits and restrictions of record affecting the Mortgaged Property; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 5.02. Insurance . (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers and maintain such other insurance, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

            (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall (unless otherwise instructed by the Administrative Agent pursuant hereto) pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies or certificates to the Collateral Agent; cause each such policy or certificate to provide that it shall not be canceled, modified or not renewed
(i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative
Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

            (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

            (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance, including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $5,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

            (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower or applicable Subsidiary; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of, or a certificate as to cover under, such policy or policies.

            (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

            (i) none of the Administrative Agent, the Lenders, the Issuing Bank, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive, or cause the applicable Subsidiary to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their agents and employees; and

            (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Administrative Agent, the Collateral Agent and the Required Lenders shall have the right from time to time to require the Borrower and the other Loan Parties to keep other insurance in such form and amount as the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, PROVIDED that such insurance shall be obtainable on commercially reasonable terms.

            SECTION 5.03. Obligations and Taxes . Pay its material obligations promptly and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, with respect to any of the foregoing, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof which is not permitted by Section 6.02; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of such Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

            SECTION 5.04. Financial Statements, Reports, etc . In the case of the Borrower, furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, in the case of such consolidated financial statements, audited by Arthur Andersen LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

            (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.01, 6.04, 6.06, 6.09, 6.10, 6.11 and 6.12, and (iii) if such computations include a computation of Consolidated EBITDA, Consolidated Interest Expense or Consolidated Capital Expenditures for any period on a pro forma basis as provided in the second sentence of the definition of each such term, certifying that such computations (A) have been prepared in good faith by the Borrower, based on the best information available to the Borrower as of the date of delivery of such certificate and on assumptions believed by the Borrower on such date to be reasonable, (B) accurately reflect all adjustments required to be made to give effect to the Transactions and any Permitted Acquisition, as the case may be, and (C) present fairly on a pro forma basis the Consolidated EBITDA or Consolidated Capital Expenditures, as the case may be, of the Borrower and its consolidated Subsidiaries for such period, based on the assumptions required to be made by each such definition;

            (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other final materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

            (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.05. Litigation and Other Notices . Furnish to the Administrative Agent, the Issuing Bank and each Lender, promptly (and, in any event, no later than five days thereafter) upon the Borrower's knowledge or receipt thereof, written notice of the following:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

            (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

            SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent, as soon as possible after, and in any event within 10 Business Days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower has taken or proposes to take with respect thereto.

            SECTION 5.07. Maintaining Records; Access to Properties and Inspections . Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, at reasonable times and as often as reasonably requested (a) permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary and to make extracts from and copies of such financial records, and (b) permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

            SECTION 5.08. Use of Proceeds . Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

            SECTION 5.09. Compliance with Environmental Laws . Except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect, comply, and require all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; PROVIDED, HOWEVER, that neither the Borrower nor any of the Subsidiaries shall be required to obtain or comply with any Environmental Permits, to comply with Environmental Laws, or to undertake any Remedial Action to the extent that its obligation to do so, in each case, is being contested in good faith before the appropriate Governmental Authority and appropriate reserves are being maintained in accordance with GAAP with respect to such circumstances.

            SECTION 5.10. Preparation of Environmental Reports . If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after receipt of such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such Default, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

            SECTION  5.11.  Further  Assurances  . Execute  any and all  further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (with such exceptions as are expressly permitted by the Loan Documents) of the security interests created or intended to be created by the Security Documents. The Borrower will notify the Administrative Agent prior to the Borrower or any Subsidiary (other than Johnstown America Corporation, Freight Car Services, Inc. and JAIX Leasing) acquiring any rail cars. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary (other than any Inactive Subsidiary or any subsidiary of JAIX Leasing) to execute a Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance commitments and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien

            SECTION 5.12. Mortgaged Property Casualty and Condemnation . (a) Notwithstanding any other provision of this Agreement or the Security Documents, the Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Borrower or any other Loan Party, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any insured casualty or other insured damage ("CASUALTY") to any portion of any Mortgaged Property (collectively, "INSURANCE PROCEEDS"), unless the amount of the related Insurance Proceeds is less than $2,500,000 and an Event of Default shall not have occurred and be continuing. The Borrower agrees to notify, and cause each applicable
Subsidiary to notify, the Collateral Agent and the Administrative Agent, in writing, promptly after the Borrower or such Subsidiary obtains notice or knowledge of any Casualty to a Mortgaged Property as to which the related insurance proceeds or replacement costs are estimated in good faith to be greater than $2,000,000, which notice shall set forth a description of such Casualty and the Borrower's or such Subsidiary's good faith estimate of the amount of related damages. The Borrower agrees, subject to the foregoing limitations and exceptions, to endorse and transfer or cause to be endorsed or transferred any Insurance Proceeds received by it or any other Loan Party to the Collateral Agent.

            (b) The Borrower will notify, and cause each applicable Subsidiary to notify, the Collateral Agent and the Administrative Agent promptly upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "CONDEMNATION"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "CONDEMNATION PROCEEDS"), all of which shall be applied pursuant to this Section
5.12. The Borrower agrees to execute or cause to be executed such further assignments of any Condemnation Proceeds as the Collateral Agent may reasonably require.

            (c) In the event of any Condemnation of the Mortgaged Property, or any part thereof and subject to the provisions of paragraph (e) below, the Collateral Agent shall apply the Condemnation Proceeds FIRST, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total Condemnation or a Condemnation of substantially all of a Mortgaged Property (a "substantially all" Condemnation), to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, and SECOND, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Collateral Agent in the recovery of such Condemnation Proceeds, and net of taxes and other obligations required to be paid out of such Condemnation Proceeds in accordance with the terms of the agreements governing such obligations and this Agreement and the other Loan Documents) to prepay obligations outstanding under this Agreement, with any remaining Condemnation Proceeds being returned promptly thereafter to the Borrower.

            (d) In the event of any Casualty of less than 50% of the useable square footage of the improvements of any Mortgaged Property, the Borrower shall and shall cause each Subsidiary to, subject to the conditions contained in paragraph (e), restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty of 50% or more of the useable square footage of the improvements of any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to either:

            (i) restore, or cause the applicable Loan Party to restore, the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Insurance Proceeds in equipment or other assets used in any Loan Party's principal lines of business within 180 days after the receipt thereof, PROVIDED that the Borrower or the applicable Loan Party, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties; or

            (ii) replace, or cause the applicable Loan Party to replace, the Mortgaged Property with property of utility comparable to that of the replaced Mortgaged Property and to invest the balance, if any, of any Insurance Proceeds, in equipment, vehicles or other assets used in any Loan Party's principal lines of business within 180 days after the receipt thereof, PROVIDED that the Borrower or the applicable Subsidiary, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties; or

            (iii) direct, or cause the applicable Loan Party to direct, the Collateral Agent to apply the related Insurance Proceeds to prepay obligations outstanding under this Agreement, with any remaining Insurance Proceeds being returned to the Borrower.

The Borrower agrees that any excess Insurance Proceeds that are not reinvested in any Loan Party's principal lines of business as contemplated above will be applied to prepay the Obligations, with any remainder being returned promptly thereafter to the Borrower.

            If required to do so, the Borrower shall make, or cause the applicable Subsidiary to make, the election contemplated by the immediately preceding paragraph by notifying the Collateral Agent and the Administrative Agent promptly after the later to occur of (A) 10 days after the Borrower or the applicable Subsidiary and its insurance carrier reach a final determination of the amount of any Insurance Proceeds and (B) 45 days after the occurrence of the Casualty. If the Borrower or the applicable Subsidiary shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Insurance Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve the Borrower or the applicable Subsidiary of such obligation so to restore. In the event the Borrower or the applicable Subsidiary shall be required to restore or shall notify the Collateral Agent and the Administrative Agent of its election to restore, the Borrower or the applicable Subsidiary shall diligently and, as permitted by the circumstances thereof, continuously prosecute the restoration of the Mortgaged Property to completion. In the event of a Casualty where the Borrower or the applicable Subsidiary is required to make the election set forth above and the Borrower or the applicable Subsidiary shall fail to notify the Collateral Agent and the Administrative Agent of its election within the period set forth above or shall elect not to restore or replace the Mortgaged Property, the Collateral Agent shall (after being reimbursed for all reasonable costs of recovery of such Insurance Proceeds) apply such Insurance Proceeds to prepay the Obligations. In addition, upon such prepayment, the Borrower shall be obligated to place, or require the applicable Subsidiary to place, the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in material compliance with the requirements of applicable Governmental Authorities and the provisions of this Agreement and the applicable Mortgage.

            (e) Except as otherwise specifically provided in this Section 5.12, all Insurance Proceeds and all Condemnation Proceeds (net of taxes and other obligations required to be paid out of such Insurance Proceeds or Condemnation Proceeds in accordance with the terms of the agreements governing such obligations and this Agreement and the other Loan Documents) recovered by the Collateral Agent (A) are to be applied to the restoration of the applicable Mortgaged Property (less the reasonable cost, if any, to the Collateral Agent of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and (B) shall be applied by the Collateral Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "WORK") and (C) shall be paid out from time to time to the Borrower or the applicable Subsidiary as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property)
progresses for the payment thereof, but subject to each of the following conditions:

            (i) the Borrower or the applicable Subsidiary must, as promptly as possible under the circumstances, commence the restoration process or the location, acquisition and replacement process in connection with the Mortgaged Property;

            (ii) the Work shall be in the charge of an architect or engineer (which may be an employee of the Borrower or any Subsidiary) and before the Borrower or the applicable Subsidiary commences any Work, other than temporary work to protect property or prevent interference with business, the Collateral Agent shall have received the plans and specifications and the general contract for the Work from the Borrower or the applicable Subsidiary. The plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (A) be in material compliance with all requirements of applicable Governmental Authorities such that all representations and warranties of the Borrower or the applicable Subsidiary relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Agreement or the Security Documents will be correct in all material respects and (B) be at least equal in value and general utility to the improvements that were on such Mortgaged Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Taking, and in the case of a Taking, subject to the effect of such Taking;

            (iii) except as provided in (iv) below, each request for payment shall be made on seven days' prior notice to the Collateral Agent and shall be accompanied by a certificate to be made by such architect or engineer, stating (A) that all the Work completed has been done in substantial compliance with the plans and specifications, (B) that the sum requested is justly required to reimburse the Borrower or the applicable Subsidiary for payments by the Borrower or the applicable Subsidiary to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by the Collateral Agent, does not exceed the value of the Work done to the date of such certificate;

            (iv) each request for payment in connection with the acquisition of a replacement Mortgaged Property shall be made on 30 days' (or such lesser time period as to which the Collateral Agent shall, in any case, agree) prior notice to the Collateral Agent and, in connection therewith, (A) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by the Borrower or the applicable Subsidiary and a certificate of the Borrower or the applicable Subsidiary stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (B) the Borrower or the applicable Subsidiary shall (I) in addition to any other items required to be delivered under this Section 5.12, provide the Administrative
         Agent and the Collateral Agent with such opinions, documents, certificates, title insurance policies, surveys and other insurance policies as they may reasonably request and (II) take such other actions as the Administrative Agent and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage with respect to such real property for the ratable benefit of the Secured Parties);

            (v) each request shall be accompanied by waivers of lien reasonably satisfactory to the Collateral Agent covering that part of the Work for which payment or reimbursement is being requested and, if reasonably required by the Collateral Agent, by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to the Collateral Agent, that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Collateral Agent;

            (vi) there shall be no Default or Event of Default that has occurred and is continuing;

            (vii) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

            (viii) after commencing the Work, the Borrower shall, and shall cause the applicable Subsidiary to, continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

Upon completion of the Work and payment in full therefor, the Collateral Agent will disburse to the Borrower or the applicable Subsidiary the amount of any Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Collateral Agent on account of the Casualty or Taking that necessitated such Work to be applied (x) to prepay the Obligations, with any excess being retained by the Borrower or the applicable Subsidiary, or (y) to be reinvested in the Borrower's or Subsidiary's principal lines of business within 180 days after the receipt thereof.

            (f) Notwithstanding any other provisions of this Section 5.12, if the Borrower or the applicable Subsidiary shall have elected to replace a Mortgaged Property as contemplated in paragraphs (c) and (d) above, all Condemnation Proceeds or Insurance Proceeds held by the Collateral Agent in connection therewith shall be applied to prepay the Obligations if (i) the Borrower notifies the Collateral Agent and the Administrative Agent that it or the applicable Subsidiary does not intend to replace the related Mortgaged Property, (ii) a Responsible Officer of the Borrower shall not have notified the Administrative Agent and the Collateral Agent in writing that the Borrower or the applicable Subsidiary has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within 180 days after the related Condemnation or (iii) the Borrower shall have not notified the Administrative Agent and the Collateral Agent in writing that it or the applicable Subsidiary has begun construction of the replacement structures within one year after the related Condemnation or Condemnation.

            (g) Nothing in this Section 5.12 shall prevent the Collateral Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Agreement.

            (h) The execution of a Mortgage by any Subsidiary shall be deemed to be an acknowledgment and acceptance of the provisions of this Section 5.12.

            SECTION 5.13. Compliance with Laws . Comply with the requirements of all laws, rules and regulations, and all judgments, writs, injunctions, decrees and orders of any Governmental Authority, that are applicable to it or to any of its properties, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.14. Information Regarding Collateral . (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees, with respect to any change referred to in the preceding sentence, to cooperate with the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required (including filing of a name change with the United States Patent and Trademark Office and the United States Copyright Office) in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

            (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.04, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record or delivered to the Administrative Agent for filing in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

            SECTION 5.15. Delivery of Post-Closing Leasehold Mortgage . Within 90 days following the execution of the Tennessee Build-to-Suit Lease listed on
Schedule 3.20(b), (i) a Mortgage relating to such leasehold substantially in the form of Exhibit G-2 and such other Security Documents relating thereto, in form and substance reasonably satisfactory to the Lenders, shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) such Mortgaged Property shall not be subject to any Lien other than those permitted under Section 6.02 and those exceptions to title reasonably acceptable to the Collateral Agent and its counsel and listed in the loan title insurance policy, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on
Schedule 3.19(d) (or a lender's title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring the lien of such Security Document as a first lien on the Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgage as a valid first leasehold lien on the Mortgage Property free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals, landlords' consents, estoppels and legal opinions as may be reasonably requested by the Collateral Agent or the Lenders.

            SECTION 5.16. Delivery of Post-Closing Certificates of Occupancy . Within 120 days following the Closing Date, the Administrative Agent shall have received for each Mortgaged Property the following: (A) a copy of the original permanent or temporary certificate of occupancy, if any, issued upon completion of each Mortgaged Property (or any amendment issued upon completion of any alteration) by the appropriate Governmental Authority, (B) a letter from an appropriate Government Authority stating that at the time of construction certificates of occupancy were not required for each such Mortgaged Property for which a certificate as described above has not been delivered or, if reasonably requested by the Administrative Agent or Collateral Agent, suitable evidence of the date of construction of each improvement on such Mortgaged Property or (C) other appropriate evidence of authorized use.

            SECTION 5.17. Delivery of Post-Closing Intellectual Property Schedules to the Security Agreement . Within 10 days following the Closing Date, the Administrative Agent shall have received from the Borrower Schedule II to the Security Agreement. Within 30 days following the Closing Date, the Administrative Agent shall have received from the Borrower Schedules III through VI to the Security Agreement.

                                   ARTICLE VI
                               Negative Covenants

            The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

            SECTION 6.01. Indebtedness . Incur, create, assume or permit to exist any Indebtedness, except:


(a) Indebtedness for borrowed money existing on the date hereof and set forth on Schedule 6.01(a);

(b) Indebtedness the net proceeds of which are used substantially concurrently to refinance Indebtedness described in subparagraph
         (a), (e), (h) or (l) so long as (i) such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being refinanced, (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of the incurrence thereof and (iv) each of the covenants, events of default and other provisions thereof (including any Guarantees thereof and, if the Indebtedness being refinanced is subordinated, the subordination provisions thereof) shall be no less favorable to the Lenders than those contained in the Indebtedness being refinanced unless each of such provisions is approved in writing by the Required Lenders;

(c)      Indebtedness created hereunder and under the other Loan Documents;

(d)      the Subordinated Notes;

(e) Indebtedness consisting of purchase money Indebtedness or Capital Lease Obligations incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures, PROVIDED that
         (i) a description of the assets financed thereby shall have been furnished to the Administrative Agent for any assets for which the purchase price is greater than $2,000,000 and (ii) the aggregate principal amount of any Indebtedness or Capital Lease Obligations incurred pursuant to this paragraph (f) outstanding at any time shall not exceed $20,000,000;

(f)      intercompany loans and advances permitted by Section 6.04(c);

(g)      Guarantees in respect of the Indebtedness described in paragraphs
         (a) through (f) above;

(h) Indebtedness under the Bond Documents not exceeding in the aggregate at any one time $8,600,000;

(i)      Hedging Agreements;

(j)      ordinary course workers compensation related surety bond
         Guarantees, letters of credit, and promissory notes;

(k) Guarantees with respect to surety, appeal, performance and return of money bonds and other similar obligations incurred in the ordinary course of business not exceeding in the aggregate at any one time $5,000,000;

(l) Indebtedness incurred by JAIX Leasing, PROVIDED that such Indebtedness is not Guaranteed by, or recourse to the assets of, the Borrower or any other Subsidiary (except any subsidiary of JAIX Leasing);

(m) unsecured Indebtedness in addition to that permitted by paragraphs (a) through (l) above in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, so long as such Indebtedness is created under agreements or instruments imposing covenants on the Borrower and the Subsidiaries no less favorable to them than the covenants imposed under this Agreement ;

(n) the Imperial Earn-Out Obligation in an aggregate principal amount at any time outstanding not exceeding $4,000,000; and

(o) Indebtedness of any person acquired as a Permitted Acquisition pursuant to Section 6.05(a)(v); PROVIDED that (i) such Indebtedness exists at the time such person becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (o) shall not exceed $10,000,000 at any time outstanding.

            SECTION 6.02. Liens . Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:



(a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule 6.02(a) (and any extensions, renewals, replacements or refinancing thereof, PROVIDED that such Liens as so extended, renewed, replaced or refinanced shall secure only those obligations which they secure on the date hereof and shall not extend to any other property or assets of the Borrower or any Subsidiary);

(b)      any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary (except any property or asset acquired in connection with a Permitted Acquisition), PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and
         (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

(d) any Lien existing on any property or asset of any person acquired as a Permitted Acquisition and prior to the time such person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such person becoming a Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date such person becomes a Subsidiary (and any extensions, renewals, replacements or refinancing thereof, PROVIDED that such Liens as so extended, renewed, replaced or refinanced shall secure only those obligations which they secure on the date hereof and shall not extend to any other property or assets of the Borrower or any Subsidiary);

(e) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(f) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, lessor's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(g) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

(h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary, PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01(e), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(k) attachment or judgment Liens so long as the claims secured thereby do not exceed $1,000,000 in the aggregate and are being contested in good faith pursuant to appropriate proceedings;

(l) Liens to secure Capital Lease Obligations permitted by Section 6.01(e), PROVIDED that such Liens do not extend to any other property or assets of the Borrower or any Subsidiary;

(m) Liens on the assets of JAIX Leasing, PROVIDED that such Liens do not extend to the assets of the Borrower or any other Subsidiary (other than any subsidiary of JAIX Leasing); and

(n) Liens arising in favor of an Issuing Bank under the Bond Documents in bonds issued thereunder which are repurchased with the proceeds of an L/C Disbursement and held in the Borrower's or a Guarantor's name subject to a pledge in favor of the Issuing Bank until such bonds are successfully remarketed, PROVIDED that each Issuing Bank agrees to hold any such Lien for and on behalf of the Administrative Agent and each of the Lenders.

            SECTION 6.03. Sale and Lease-Back Transactions . Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, PROVIDED that the Borrower and the Subsidiaries may enter into any such transaction to the extent the Capital Lease Obligation and Liens associated therewith would be permitted by Sections 6.01(e) and 6.02(l), respectively, or Section 6.02(m).

            SECTION 6.04. Investments, Loans and Advances . Except for investments, loans or advances made by JAIX Leasing or any subsidiary thereof, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:


(a) investments by the Borrower existing on the date hereof in the capital stock of the Subsidiaries, other investments existing on the date hereof and identified on Schedule 6.04(a) and investments by the Borrower or any Subsidiary in any Guarantor;

(b)      Permitted Investments;

(c) investments, loans or advances made by any Loan Party to any other Loan Party, PROVIDED that any such loans or advances are evidenced by an Intercompany Note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties;

(d) investments, loans or advances by any Loan Party in or to JAIX Leasing in an aggregate amount not to exceed $3,000,000 in any calendar year; PROVIDED, HOWEVER, that (A) any such loans or advances are evidenced by an Intercompany Note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties, and (B) no Default or Event of Default shall have occurred and be continuing;

(e) investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 6.05(b);

(f)      investments made as Capital Expenditures permitted by Section 6.09;

(g) investments not otherwise permitted above so long as the amount of such investments does not exceed $10,000,000 in the aggregate at any time outstanding;

            (h) loans and advances to employees and officers of the Borrower or any of the Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $2,000,000; and

            (i)  Permitted Acquisitions pursuant to Section 6.05(a)(v).

            SECTION  6.05.   Mergers,   Consolidations,   Sales  of  Assets  and
Acquisitions . (a) In the case of the Borrower or any Subsidiary (other than JAIX Leasing or any subsidiary thereof), merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets constituting all or substantially all the assets of the Borrower (whether now owned or hereafter acquired) or less than all the capital stock of any Subsidiary (other than JAIX Leasing), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other person, except that:

                   (i) the  Borrower  and any  Subsidiary  may purchase and sell inventory and sell scrap, obsolete or worn out assets in the ordinary course of business;

                  (ii) the Borrower and any wholly owned Domestic Subsidiary may purchase, lease or otherwise acquire all or substantially all of the assets of any other wholly owned Domestic Subsidiary;

                  (iii) any Subsidiary may merge into any third party in an
            Asset Sale permitted by Section 6.05(b);

                  (iv) if at the  time  thereof  and  immediately  after  giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (y) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Domestic Subsidiary in a transaction in which the surviving entity is a wholly owned Domestic Subsidiary and no person other than the Borrower or a wholly owned Domestic Subsidiary receives any consideration; and

                  (v) the  Borrower  or any  Subsidiary  may  make  acquisitions
            ("PERMITTED ACQUISITIONs") of not less than 100% of the outstanding capital stock of any person or of substantially all the assets and business of any person; PROVIDED that (i) after giving effect to such acquisition, the Revolving Credit Commitments, as reduced by the Revolving Credit Exposure, are equal to or greater than $40,000,000, (ii) the Administrative Agent shall have received one or more environmental assessment reports in form and substance and from an independent environmental consulting firm satisfactory to the Administrative Agent, with respect to the acquired person and its properties and (iii) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that at the time of and immediately after giving effect to such Permitted Acquisition: (A) the acquired person is engaged in substantially the same business as the Borrower or any Subsidiary or another business reasonably related or incidental thereto, (B) in the case of an acquisition of capital stock, such acquisition was not preceded by an unsolicited tender offer for such capital stock by the Borrower or any Affiliate, (C) such acquisition has been approved by the board of directors of the acquired person prior to the commencement of any tender offer or the acquisition by the Borrower and any acquiring Subsidiary of any shares of capital stock thereof and such approval has not been withdrawn or revoked, (D) at the time of and after giving effect to such acquisition, no Event of Default or Default has occurred and is continuing, and (E) the Borrower shall be in compliance on a pro forma basis with the covenants set forth in Sections 6.10, 6.11 and 6.12 as of the last day of the fiscal quarter immediately preceding the date of the acquisition (the "PRO FORMA DATE"), as if the acquisition had occurred on the first day of the four fiscal quarter period ending on the Pro Forma Date; PROVIDED FURTHER that the adjustments and calculations set forth in the certificate delivered pursuant to clause (iii) above shall be based on assumptions and otherwise in form and substance satisfactory to the Administrative Agent.

            (b) Neither the Borrower nor any Subsidiary (other than JAIX Leasing or any subsidiary thereof) shall engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 80% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $30,000,000 in any fiscal year or (ii) $50,000,000 in the aggregate. Notwithstanding the foregoing, the preceding sentence shall not apply to any sale or other disposition of all or any portion of the capital stock of JAIX Leasing.

            SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends . (a) In the case of the Borrower or any Subsidiary (other than JAIX Leasing or any subsidiary thereof), declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; PROVIDED, HOWEVER, that

(i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or to any Domestic Subsidiary (or, in the case of a Foreign Subsidiary, to another Foreign Subsidiary) that is such Subsidiary's parent;

(ii) the Borrower or any Subsidiary may declare and pay dividends, pro rata to its stockholders, solely in shares of its common stock; and

(iii) the Borrower may purchase, redeem, retire or otherwise acquire any shares of any class of its capital stock for aggregate consideration not to exceed $10,000,000 in cash.

   (b) Permit its subsidiaries (other than JAIX Leasing or any subsidiary thereof) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or any subsidiary that is the parent of such subsidiary, except for encumbrances and restrictions that (A) arise under the Loan Documents or the JAIX Loan Agreement or (B) existed prior to the time such subsidiary became a Subsidiary and were not incurred in contemplation thereof or in connection therewith.

      SECTION 6.07. Transactions with Affiliates . Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) for transactions between and among Loan Parties, (c) pursuant to the JAIX Tax Sharing Agreement and (d) transfers of rail cars to JAIX Leasing at cost. Notwithstanding the foregoing, the preceding sentence shall not apply to any transaction between JAIX Leasing and any subsidiary thereof.

      SECTION 6.08. Other Indebtedness and Agreements . (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of the Borrower or any Subsidiary is outstanding in an aggregate outstanding principal amount in excess of $3,000,000, to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

      (b) Permit any waiver, supplement, modification, amendment, termination or release of the Acquisition Agreement (i) on or prior to the Closing Date, to the extent that any such waiver, supplement, modification, amendment, termination or release would, in the reasonable judgment of any Lender, be adverse to the interests of such Lender, without the consent of such Lender and (ii) after the Closing Date, to the extent that any such waiver, supplement, modification, amendment, termination or release would, in the reasonable judgment of the Required Lenders, be adverse to the interest of the Lenders in any material respect, without the consent of the Required Lenders.

      (c) Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled (or with respect to senior indebtedness held by a person that is not an Affiliate of the obligor, mandatory) payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money (other than Intercompany Indebtedness) of any Loan Party or any Subsidiary (other than JAIX Leasing or any subsidiary thereof) in an outstanding principal amount exceeding $500,000, except for (i) any refinancing of Indebtedness permitted by Section 6.01(b),
(ii) the refinancing of Indebtedness in connection with the consummation of the Transactions, (iii) the prepayment, redemption or repurchase of Indebtedness in an aggregate principal amount not to exceed $10,000,000, and (iv) the Loans.

      (d) Enter into any waiver, supplement, modification, amendment, termination or release of the JAIX Tax Sharing Agreement that would increase the payments required to be made thereunder by any Loan Party to JAIX Leasing or would, in the reasonable judgment of the Required Lenders, be adverse to the interests of the Lenders in any material respect.

      SECTION 6.09. Capital Expenditures . Incur Consolidated Capital Expenditures in excess of (i) for the fiscal year ending December 31, 1999, $25,000,000, and (ii) for any fiscal year ending after December 31, 1999, $30,000,000 per year; PROVIDED, HOWEVER, that the amount of permitted Capital Expenditures in any fiscal year ending after December 31, 2000, shall be increased by the total amount of unused permitted Capital Expenditures for the immediately preceding year (less an amount equal to any unused permitted Capital Expenditures carried forward to such preceding year pursuant to this proviso).

      SECTION 6.10. Total Debt Ratio . Permit the Total Debt Ratio as of the last day of any fiscal quarter ending during any period set forth below to be in excess of the ratio set forth below for such period:






PERIOD                                    RATIO
-------------------------------           -----------------

September 30, 1999 through and            4.00 to 1
including December 31, 1999

March 31, 2000 through and                3.75 to 1
including December 31, 2001

March 31, 2002 and thereafter             3.50 to 1



      SECTION 6.11. Interest Coverage Ratio . Permit the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense for any four quarter period ending during any period set forth below to be less than the ratio set forth below opposite such period:



PERIOD                                    RATIO
-------------------------------           -------------------

September 30, 1999 through and               1:50 to 1
including December 31, 2001

March 31, 2002 and thereafter                1:75 to 1



      SECTION 6.12. Net Worth. Permit Consolidated Net Worth, as at any date of determination, to be less than (i) $102,500,000 plus (ii) 50% of the cumulative amount of positive Consolidated Net Income for each fiscal quarter ending after the Closing Date.

      SECTION 6.13. Bank Accounts . Establish or maintain any bank account or similar account with any financial institution that is not a Lender, other than
(i) the accounts specified in Section 2 of the Perfection Certificate, (ii) the Collection Deposit Accounts (as defined in the Security Agreement), (iii) any deposit account used exclusively for payroll and (iv) any other accounts of the Borrower or any Subsidiary so long as the aggregate amount on deposit in such accounts does not exceed $500,000 at any time.

      SECTION 6.14. Business of Borrower and Subsidiaries . Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably complementary or incidental thereto.

      SECTION 6.15. Fiscal Year . Change the end of its fiscal year from December 31 to any other date.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

            In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

            (a) any representation or warranty of any Loan Party made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

            (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08 or in Article VI;

            (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

            (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000 when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary (other than any Inactive Subsidiary), or of a substantial part of the property or assets of the Borrower or any such Subsidiary, under Title 11 of the United
      States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Subsidiary or for a substantial part of the property or assets of the Borrower or any such Subsidiary or (iii) the winding-up or liquidation of the Borrower or any such Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Borrower or any Subsidiary (other than any Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Subsidiary or for a substantial part of the property or assets of the Borrower or any such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
      (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

            (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $3,000,000;

            (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

            (l) any Loan Document shall not be for any reason, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable in accordance with its terms; or

            (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then-outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then-outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            In the event that any of the Bond Documents gives an Issuing Bank the right to direct a bond trustee to cause an acceleration, redemption or repurchase of bonds upon the occurrence of an Event of Default hereunder, each Issuing Bank agrees to give such a direction in accordance with, and only in accordance with, the direction of the Administrative Agent, which direction may be given by the Administrative Agent at any time during the continuance of such event and shall be given by the Administrative Agent at the request of the Required Lenders.

                                  ARTICLE VIII
               The Administrative Agent and the Collateral Agent

            In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. None of the Lenders identified herein as Co-Agents shall have any separate duties, responsibilities, obligations or authority as Co-Agents hereunder.

            Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and such other Lenders as may be expressly required by Section 9.08) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders (and such other Lenders as may be expressly required by Section 9.08).

            Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. The appointment of any successor Agent shall be subject to the prior approval of the Borrower, which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

            Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments or, in the case of Commitments that have been terminated, its outstanding Loans hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, PROVIDED that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                 Miscellaneous

            SECTION 9.01. Notices . Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower, to it at Johnstown America Industries, Inc., 980 North Michigan Avenue, Suite 1000, Chicago, IL 60611, Attention of Mr. Andrew M. Weller (Telecopy No. (312) 280-4820);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York, NY 10017, Attention of Julie Long (Telecopy No. (212) 972-9854);

            (c) if to the Issuing Bank, to it at Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, DE 19801, Attention of Michael P. Handago (Telecopy No. (302) 984-4904 ), with a copy to The Chase Manhattan Bank at 270 Park Avenue, New York NY 10017, Attention of Julie Long (Telecopy No.
      (212) 972-9854); and

            (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

            SECTION 9.02. Survival of Agreement . All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

            SECTION 9.03. Binding Effect . This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

            SECTION 9.04. Successors and Assigns . (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit

Commitment, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans, as applicable), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

            (c) By executing and  delivering an Assignment and  Acceptance,  the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

            (f) Each  Lender  may  without  the  consent  of the  Borrower,  the
Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16, 2.20 and 9.05 to the same extent as if they were Lenders, PROVIDED that the Borrower shall not be required to reimburse the participating banks or other entities pursuant to Section 2.14, 2.16, 2.20 or 9.05 in an amount in excess of the amount that would have been payable thereunder to such Lender had such Lender not sold such participation, and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments, or releasing any Guarantor or all or any substantial part of the Collateral (except as expressly permitted by the Loan Documents)).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of any Information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such Information on terms substantially similar to, and, in any event, no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

            (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such an assignment, the Borrower shall, at the request of the pledging or assigning Lender, duly execute and deliver to the pledging or assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the pledging or assigning Lender hereunder.

            (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

            (j) In the event that Standard & Poor's Ratings Services, Moody's Investors Service and Thompson BankWatch (or Best's Insurance Reports, for an insurance company) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or B, in the case of a Lender that is an insurance company), then the Issuing Bank, shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

            SECTION 9.05.  Expenses;  Indemnity . (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of
Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, the Collateral Agent and the Issuing Bank, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender.

            (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence, Release or threatened Release of Hazardous Materials on any of the Properties (as defined in Section 3.17 hereof), or any Environmental Claim related in any way to the Borrower or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

            SECTION 9.06. Right of Setoff . If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Lender exercising its rights under this
Section 9.06 shall promptly notify the Borrower after such exercise.

            SECTION 9.07. Applicable Law . THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08. Waivers; Amendment . (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement (i) shall (A) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (B) increase or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, or (C) amend or modify the pro rata sharing requirements of Section 2.17, or the provisions of Section 9.04(i), the provisions of this Section or the definition of the term "Required Lenders", or release any Guarantor or all or any substantial part of the Collateral (except as expressly permitted by the Loan Documents), without the prior written consent of each Lender affected thereby,
(ii) shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as applicable, or (iii) shall change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Revolving Loans, Tranche A Term Loans or Tranche B Term Loans (as used in this Section, each a "CLASS" of Loans) differently from the rights in respect of payments due to Lenders holding any other Class of Loans without the prior written consent of Lenders holding a majority of the aggregate outstanding principal amount of the Loans (or, if no Revolving Loans are outstanding, the Revolving Credit Commitments) of the adversely affected Class of Loans.

            SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.10. Entire Agreement . This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.11. WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS
APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

            SECTION 9.12. Severability . In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.13. Counterparts . This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 9.14. Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.15. Jurisdiction; Consent to Service of Process . (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.16. Confidentiality . The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective officers, directors, employees, affiliates, agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the

Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this
Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




JOHNSTOWN AMERICA INDUSTRIES, INC.,

  by
    /S/ANDREW M. WELLER
--------------------------------------
    Name:Andrew M. Weller
    Title: Executive Vice President and
         Chief Financial Officer


THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent and Swingline Lender,

  by
    /S/JULIE S. LONG
--------------------------------------
    Name:Julie S. Long
    Title: Vice President


CHASE MANHATTAN BANK DELAWARE, as Issuing Bank,

  by
    /S/MICHAEL P. HANDAGO
--------------------------------------
    Name:Michael P. Handago
    Title: Vice President


THE BANK OF NEW YORK,

  by
    /S/JOHN-PAUL MAROTTA
--------------------------------------
    Name:John-Paul Marotta
    Title: Vice President


BANKBOSTON, N.A.,

  by
    /S/MARK FAWCETT
--------------------------------------
    Name:Mark Fawcett
    Title: Vice President

COMERICA BANK,

  by
    /S/MICHAEL T. SHEA
--------------------------------------
    Name:Michael T. Shea
    Title: Vice President


CREDIT AGRICOLE INDOSUEZ,

  by
    /S/ERNEST V. HODGE
--------------------------------------
    Name:Ernest V. Hodge
    Title: Vice President
         Senior Relationship Manager

  by
    /S/RAYMOND A. FALKENBERG
--------------------------------------
    Name:Raymond A. Falkenberg
    Title: Vice President, Manager


FIRST NATIONAL BANK OF CHICAGO,

  by
    /S/BARRY P. LITWIN
--------------------------------------
    Name:Barry P. Litwin
    Title: Senior Vice President


FIRST UNION NATIONAL BANK,

  by
    /S/KENT DAVIS
--------------------------------------
    Name:Kent Davis
    Title: Vice President


FLOATING RATE PORTFOLIO,
By: INVESCO Senior  Secured Management, Inc. as attorney in fact,

  by
    /S/ANNE MCCARTHY
--------------------------------------
    Name:Anne McCarthy
    Title: Authorized Signatory


LAUREL BANK,

  by
    /S/DANIEL J. ROHAL
--------------------------------------
    Name:Vice President
    Title: Commercial Services Officer

MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.,

  by
    /S/PAUL TRAVERS
--------------------------------------
    Name:Paul Travers
    Title: Authorized Signatory


MERRILL LYNCH SENIOR FLOATING RATE FUND II, INC.,

  by
    /S/PAUL TRAVERS
--------------------------------------
    Name:Paul Travers
    Title: Authorized Signatory


NATIONAL BANK OF CANADA, a Canadian chartered bank,

  by
    /S/LEROY A. IRWIN
--------------------------------------
    Name:Leroy A. Irwin
    Title: Vice President and Manager

  by
    /S/JONATHAN M. MILLARD
--------------------------------------
    Name:Jonathan M. Millard
    Title: Vice President


NATIONAL CITY BANK,

  by
    /S/PAUL M. STEVENS
--------------------------------------
    Name:Paul M. Stevens
    Title: Vice President


NATIONSBANK, N.A.,

  by
    /S/EDWARD A. HAMILTON
--------------------------------------
    Name:Edward A. Hamilton
    Title: Managing Director


THE NORTHERN TRUST COMPANY,

  by
    /S/FREDRIC MCCLENDON
--------------------------------------
    Name:Fredric McClendon
    Title: Vice President

STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY,

  by
    /S/BRIAN W. GOOD
--------------------------------------
    Name:Vice President
    Title: Stein Roe & Farnham Incorporated,
           as Advisor to the Stein Roe
           Floating Rate Limited
           Liability Company


VAN KAMPEN PRIME RATE INCOME TRUST,

  by
    /S/LISA M. MINCHESKI
--------------------------------------
    Name:Lisa M. Mincheski
    Title: Vice President


VAN KAMPEN SENIOR INCOME TRUST,

  by
    /S/LISA M. MINCHESKI
--------------------------------------
    Name:Lisa M. Mincheski
    Title: Vice President